UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

AMENDMENT NO. 8

Tier i offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Quark Technology Global Inc.

(Exact name of registrant as specified in its charter)

Date: May 10, 2022

Nevada	6311	42-1599830
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

80D Leitchcroft Cres, Thornhill

Ontario Canada L3T 7W1

Phone: 1-437-999-3091

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Spring Valley Solutions, LLC

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

(702) 982-5686 (Tel.)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED May 10, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Quark Technology Global Inc.

3,333,333 SHARES OF COMMON STOCK

PAR VALUE $0.001 PER SHARE

As used in this Offering Circular, the “Company” and “Quark” refer to Quark Technology Global Inc., a Nevada corporation. “Bioem” refers to the Company’s wholly-owned subsidiary, Bioem Overseas Development Limited, incorporated in Hong Kong. “Yayun Network,” refers to Bioem’s wholly-owned subsidiary, Yayun Network Information Technology Co., which is known as a “WFOE” (Wholly Foreign-Owned Enterprise) in the People’s Republic of China. “Hemp Yunnan International” refers to Bioem’s other wholly-owned subsidiary, Hemp Yunnan International Holdings Co., Ltd., also a WFOE.

In this public offering, the Company is offering 3,333,333 shares of its common stock.  The primary offering will be conducted on a “best-efforts” basis, which means the Company’s officers will use their commercially reasonable best efforts in an attempt to offer and sell the shares. The Company’s officers will not receive any commission or any other remuneration for these sales. In offering the securities on the Company’s behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company reserve the right to retain a registered broker dealer (the “Placement Agent”) in the sale of its shares. The Placement Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a commission rate of up to 10% of the gross proceeds of the offering. There is no minimum number of shares required to be purchased by each investor.

All of the shares being registered for sale by the Company will be sold at a fixed price, which will be within a range of $4 to $6 per share, established at qualification for the duration of the offering pursuant to Rule 253(b). The Company intends to set the fixed price in a prospectus supplement filed with the SEC in accordance with Rule 253(c) and (g). In no event will the total offering exceed $20,000,000. There is no minimum amount the Company is required to raise from the shares being offered by the Company and any funds received will be immediately available to the Company.  There is no guarantee that the Company will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute the Company’s business plan.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by the Company’s directors for an additional 90 days. The Company may however, at any time and for any reason terminate the offering.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC(1)	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY(2)
Per Share	$6.00	10% ($0.60)	$5.40
Minimum Purchase	None	Not applicable	Not applicable
Total (3,333,333 shares)	$19,999,998	10% ($1,999,999)	$17,999,999

(1)	Price range of offering being estimated pursuant to Rule 253(b). Estimate includes a maximum offering price of $6 and a maximum number of shares offered in this offering of 3,333,333 shares for an estimated maximum aggregate offering of $19,999,998.
(2)	Does not include expenses of the offering, estimated to be $35,000 including legal, accounting and other costs of this filing. See “Use of Proceeds” and “Plan of Distribution.”

If all the shares are not sold in the Company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $35,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

The Company’s common stock trades on the OTC Market Pink Open Market under the symbol QTGI. There is currently no active trading market for the Company’s securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in the Company.

THE COMPANY IS NOT A CHINESE OPERATING COMPANY BUT A NEVADA COMPANY WITH OPERATIONS CONDUCTED BY ITS SUBSIDIARIES BASED IN HONG KONG AND CHINA; THIS STRUCTURE INVOLVES UNIQUE RISKS TO INVESTORS. SEE THE SUBSECTIONS UNDER “RISK FACTORS” BEGINNING ON PAGE 8 FOR “RISK RISKS RELATED TO OUR CORPORATE STRUCTURE AND OPERATION” AND “RISKS RELATED TO DOING BUSINESS IN THE PRC.”

BELOW IS A SUMMARY OF THE legal and operational risks associated with being based in or having the majority of the company’s operations in Hong Kong and China, WHICH, AS STATED ABOVE, ARE PRESENTED IN MORE DETAIL BEGINNING ON PAGE 19 OF THIS OFFERING CIRCULAR:

▪	China may change its laws or its interpretation of existing laws to our detriment.

▪	If the PRC government deems that the contractual arrangements in relation to Yayun Network and Hemp Yunnan International, the Company’s consolidated WFOEs, do not comply with PRC regulatory restrictions, the Company could be subject to severe penalties or be forced to relinquish its interests in those operations.

▪	Contractual arrangements in relation to the Company’s WFOEs may be subject to scrutiny by the PRC tax authorities and they may determine that the Company or its entities owe additional taxes, which could negatively affect the Company’s results of operations and the value of your investment.

▪	Changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

▪	Changes in the policies of the PRC government could have a significant impact upon the Company’s ability to operate profitably in the PRC.

▪	The Compoany must remit the offering proceeds to the PRC before they may be used to benefit its business in the PRC, and this process may take a number of months.

▪	PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair the Company’s ability to operate profitably.

▪	Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of the Company’s current corporate structure, corporate governance, and operations.

▪	Under the PRC Enterprise Income Tax Law, or the EIT Law, the Company may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to the Company and its non-PRC shareholders.

▪	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the Company’s PRC subsidiaries, and dividends payable by the Company’s PRC subsidiaries to the Company’s offshore subsidiaries may not qualify to enjoy certain treaty benefits.

▪	Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on the Company’s business.

▪	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the Company’s operations in China.

▪	If the Company becomes directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, the Company may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

▪	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against the Company or its management named in the offering circular based on foreign laws.

▪	Increases in labor costs in the PRC may adversely affect the Company’s business and its profitability.

ANY ONE OF THE ABOVE RISKS COULD RESULT IN A MATERIAL CHANGE IN THE COMPANY’S OPERATIONS AND/OR THE VALUE OF ITS COMMON STOCK OR COULD SIGNIFICANTLY LIMIT OR COMPLETELY HINDER THE COMPANY’S ABILITY TO OFFER OR CONTINUE TO OFFER SECURITIES TO INVESTORS AND CAUSE THE VALUE OF SUCH SECURITIES TO SIGNIFICANTLY DECLINE OR BE WORTHLESS. IN ADDITION RECENT STATEMENTS AND REGULATORY ACTIONS BY CHINA’S GOVERNMENT, SUCH AS THOSE RELATED TO THE USE OF VARIABLE INTEREST ENTITIES AND DATA SECURITY OR ANTI-MONOPOLY CONCERNS, MAY IMPACT OUR ABILITY TO CONDUCT OUR BUSINESS, ACCEPT FOREIGN INVESTMENTS, OR LIST ON A U.S. OR OTHER FOREIGN EXCHANGE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE offering circular.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the company encourages you to refer to www.investor.gov.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information the Company has referred you to. The Company has not authorized any person to provide you with any information about this Offering, the Company, or the shares of the Company’s common stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is May 10, 2022

The following table of contents has been designed to help you find important information contained in this offering circular. The Company encourages you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

offering circular SUMMARY

Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending February 28th, 2022 and February 28th, 2021. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

The Company

The Company is a Nevada corporation formed on July 23, 2003. The Company is the entity in which investors are purchasing shares of common stock in this offering. The Company, through its wholly-owned subsidiary, Bioem Overseas Development Limited (“Bioem”), a company incorporated in Hong Kong, and Bioem’s Wholly Foreign-Owned Enterprises (“WFOEs”) in the PRC, discussed below, are parties with Chinese government authorities in connection with a leasing opportunity in a cloud computing and big data center in Guangxi Province and another opportunity for an industrial hemp operation in Yunnan Province. In connection with the big data center, aside from becoming a landlord for rental income, the Company, through Yayun Netowork, plans to outsource to a fully licensed IDC provider, which Yayun Network has not yet partnered with, to offer tenant services in cloud computing, block chain, artificial intelligence, infrastructure services, data backup, information service outsourcing and other services. Lease payments by tenants for these products and services are expected to be shared between Yayun Network and the IDC provider.

On April 23, 2020, the Company entered into a share exchange agreement with Bioem, to acquire the company, along with Bioem’s WFOEs, in exchange for 86,300,000 shares of common stock. The acquisition provided the Company with the opportunity to 1) take part in the foreign ownership of a data, blockchain and AI center located in the China Malaysia Industrial and Technology Park in Qinzhou City, Guangxi Province; and 2) develop a grow and cultivation license of industrial hemp for CBD extraction in Yunnan Province. The land lease involved is approximately 30,000 acres. As a result of our agreement with Bioem, the Company is in the business of leasing the property a big data center, leasing IT equipment and software in cooperation with an IDC provider to tenants of the big data center, and developing an individual hemp growth operation.

On September 24, 2020, Yayun Network Information Technology Co., a WFOE in the PRC (“Yayun Network”) and wholly-owned subsidiary of Bioem, entered into a Cloud Computing and Big Data Center (Phase I) Project Investment Framework Agreement (the “Agreement”) with Qinzhou City Development Investment Group Co., Ltd., a wholly owned subsidiary of the City of Qinzhou (“Qinzhou City Development”).

The Agreement concerns the opportunity to invest in the establishment of a China-ASEAN (Qinzhou) cloud computing and big data center, and thus become a landlord to lease space in the facility, which is expected to be constructed in three phases. The first phase of the project has a total investment of about 270 million Yuan (approximately $41.7 million USD) to build a data center and operation and maintenance center, with a construction area of about 14,000 square meters (approximately 3.45 acres).

This initial phase has been completed and the data center has been constructed. Tenants to the facility have completed their renovations and have moved onto the premises. The project is currently owned by the investment arm of the Chinse government. The government has promoted the region because of the “Silk Road Initiatives,” which aims to connect the disparate regions in China's near and distant neighborhood through a massive program of infrastructure building.

1

As a party to the Agreement, the Company, through Bioem’s WFOEs, has the opportunity to invest in the first phase of the project. The Company has secured this position by helping the data center find and execute leases for space at the data center. The Company’s investment in the first phase of the project will allow the Company, through Bioem’s WFOEs, to participate in the future rental income from the property and share in the future rental income from leasing IDC capabilities in conjunction with a licensed IDC provider.

Yayun Network has agreed to fund 20% of the total project investment of 270 million Yuan (roughly 54,000,000 Yuan or $8,100,000 USD). Under the Agreement, the parties agreed to the establishment of a joint venture company, which is responsible for the operations of the first phase of the project.

Qinzhou City Development is responsible for providing the investment environment, basic information, preferential policies, project licenses and other relevant materials required by Yayun Network. Qinzhou City Development will appoint a commissioner to handle the preliminary project initiation, declaration and construction coordination and shall be responsible for handling the relevant license procedures of the joint venture company.

Yayun Network is responsible for arranging the investment funds to be injected into the project. The Company is therefore conducting this offering to fund phase 1 of the project, which requires Yayun Network to contribute 54,000,000 Yuan or $8,100,000 USD. The balance of funds from this offering may be used for a greater percentage in phase 1 or may be used for furthering the project phases and for working capital.

In addition to the big data center, the Company is also intends to grow industrial hemp through Bioem’s second WFOE in the PRC, Hemp Yunnan International Holdings Co., Ltd. (“Hemp Yunnan International”). Hemp Yunnan International secured a land lease of 25 years from Hemp Industry (Yuxi) Co., Ltd. as lessor and in coordination with the Chinese authority, Yuanjiang Hani Yi and Dai Autonomous County People's Government (“Yuanjiang Hani”), with a right to renew for an additional 25 years. The agreement covers a startup of 1,000 acres to a maximum of 30,000 acres  in the next few years. Basically, it is a land lease assembly all over the region, including Shangbaha Village (Yangcha street), Jiuzhai area of Lijiang street, Ganba subdistrict of Ganzhuang street, Shangzhai area of Nanuo township, and old district of Chengjiang street. Lease rate on per acre of land starts at USD 800 per annum. Cost on farm hands per acre is $1 per acre and cost is set at USD 7,500 per annum. On the land picked up, Hemp Yunnan International has the right to convert existing use of the farmland from any crop to industrial hemp growth with a one-time conversion fee.

Having a principal place of business in the United States or Canada is a condition to the availability of the Regulation A exemption for the offering pursuant to Rule 251(b)(1) of Regulation A. The Company meets this condition as its principal place of business is located in Canada. Edward Chan, the Company’s Chief Executive Officer, Ankit Gosain, its Chief Financial Officer, and Dickson Ng, its Chief Technology Officer, are all located in Canada and they primarily direct, control and coordinate the Company’s business activities in China. These individuals occupy the highest level of management in the Company. The majority of the Company’s board of directors are also located in Canada with one in the United States. From these locales, the Company primarily directs, controls and coordinates its business activities in China, and expects to do so for the foreseeable future.

The Company’s principal offices are located at 80D Leitchcroft Cres, Thornhill Ontario Canada L3T 7W1. The Compoany’s phone number is 1-437-999-3091.

Summary of Risk Factors

The Company’s business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

▪	the Company is an early-stage company with a limited operating history which makes it difficult to evaluate its current business and future prospects and may increase the risk of your investment;

▪	The Company’s inability to fund the complete construction renovations of the big data facility;

▪	The Company’s failure to develop, find or market new products and services;

▪	The Company’s failure to promote and maintain a strong identity in the industry;

▪	The Company’s failure to achieve or sustain revenues or profitability;

▪	the general risks associated with the big data industry;

▪	risks associated with doing international business including Hong Kong and China;

▪	high investment associated with technological competitiveness;

▪	The Company’s failure to successfully or cost-effectively manage its marketing efforts and channels;

▪	significant competition;

▪	adequate protection of confidential information;

▪	potential litigation from competitors and related claims from customers;

▪	a limited market for the Company’s common stock; and

▪	the fact that the Company has offshore operations in China.

2

Risks Associated with the Company’s Corporate Structure and Offshore Operations in Hong Kong and China

In addition to the risks summarized above, there are special legal and operational risks associated with being based in or having the majority of the Company’s operations in Honk Kong and China. This structure involves significant regulatory, liquidity and enforcement risks to investors.

Investors should be aware that the Chinese government may change its laws and the interpretation of existing laws to negatively interfere with our operations in China. The Chinese government has signaled its intention to control more of the operations of companies under its jurisdiction. As such, we are at the mercy of the Chinese government and anything it does negatively with respect to our WFOEs could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Such action by the Chinese government could also interfere with our ability to conduct operation to the benefit of our shareholders or cause us to cease on our agreements concerning our data center and hemp operations causing us to go out of business. Please see subsections under “Risk Factors” beginning on page 17 for “Risks Related to Our Corporate Structure and Operations” and “Risks Related To Doing Business in the PRC.”

Below is an explanation of our corporate structure followed by risks associated with the Company’s corporate structure and offshore operations in Hong Kong and China.

Company

The Company is not a Chinese operating company but a Nevada company with operations conducted by its subsidiaries based in Hong Kong and China. The Company is the entity in which investors are purchasing shares of common stock in this offering.

Bioem is the Company’s wholly owned subsidiary in Hong Kong, and it wholly owns the WFOEs, Hemp Yunnan International and Yayun Network.

Yayun Network and Hemp Yunnan International are registered as Wholly Foreign-Owned Enterprises (WFOEs). Both our WFOEs are registered with China’s State Administration for Industry and Commerce (SAIC) and the governing laws for both WFOEs are People’s Republic of China Company Law and WFOE Law. SAIC processed and approved both our WFOEs, and this mean that both our WFOE’s scope of business, operation and place of operation meet the stringent requirement of SAIC.

Hemp Yunnan International

The Yunnan Province Industrial Hemp Planting and Processing Regulation was enacted on January 1, 2010, thus officially legalizing the planting and processing of hemp for industrial use purposes. Hemp Yunnan International’s operation is located at Yunnan province. We plan to strictly adhere to the rules and regulation of Industry Hemp’s rules and regulations.

Yayun Network

Yayun Network expects to lease space at the data center and it also expects to lease IT equipment and services from an IDC company that will be bundled and offered to tenants. Payments by tenants for the IT equipment and services will be shared between Yayun Network and the licensed IDC provider, but the IDC provider will be in charge of all maintenance and continued services for IT equipment and services required by tenants. Yayun Network is an investment company, not positioned as an IDC cloud computing company. Yayun Network’s investment mandate is in the non-IT part of the project, including construction and maintenance and non-IT equipment.

According to the "IDC/ISP Service Application FaQs" released by the China Academy of Information and Communication Technology in May 2013, the leasing of civil construction, power supply, fire control, monitoring, refrigeration and security prevention belongs to the scope of real estate leasing and not IDC services. On the other hand, IT facilities (such as database systems, racks, servers, and storage) or communication lines and egress bandwidths are leased by agents, they belong to the business scope of IDC.

As such, a WFOE can directly acquire the land required for IDC construction, and construct non-IT equipment infrastructure, including civil engineering, power supply, firefighting, monitoring, refrigeration and security, which belong to the real estate leasing category. In order to offer IT equipment and services, it must be an IDC licensed operator. So we plan to lease the IT equipment and services from licensed IDC companies and offer them to tenants with payments shared between Yayun Network and the licensed IDC companies. As of now, we do not have any agreements with IDC providers, but there are several entities that can accomplish the task, and Yayun Netwrok plans to be coordinating terms on pricing for agreements with these operators.

Since Yayun Network does not involve the operation and ownership of IT equipment and services, that means that the data stored by the IT equipment and services has no association with Yayun Network. As such, Yayun Network does not require any permission or licensure from the Cyberspace Administration of China (CAC). The CAC is the central Internet regulator, censor, oversight, and control agency for the People's Republic of China. The CAC supervises enterprises providing internet information services to the outside world. A tenant of Yayun Network rents built out space with the features mentioned above from Yayun Network and leases IT equipment and services bundled through an IDC company and offered by Yayun Network. The IDC provider will be responsible for IT related issues for tenants under the appropiate CAC regulations. Morever, the tenant builds the cloud center architecture environment of its own enterprise, and operates the ownership and operation rights of the data generated by its core business. All of such operations have no relation with regard to Yayun Network. As Yayun Network only provides non-IDC’s basic services, and does not provide internet information to the outside world, it is thus the tenant’s sole and full responsibility to ensure that their supervision of business data meets the regulatory requirements of CAC.

3

As Yayun Network is a registered WFOE with approved scope of business, and for as long as we operate within the legal framework of business, and do not get involved or handle tenant’s business data, we have strong reason to believe that we will continue to stay compliant with the regulations or policies that have been issued by the CAC to date. Also, since our WOFE will not be raising capital through the sale of securities, the CRSC would not be involved in its operations.

Both our WFOEs are legal business entities with approved scope of business, and as long as we operate within the legal framework of our businesses and adhering to all relevant rules and regulation under China Laws, we believe that we will be compliant within these laws. Notwithstanding the foregoing, the actions of the Chinese government are outside of our control. Any changes in the interpretation of existing laws or changes in the current structures that look unfavorably on our status as WFOEs or that change the terms of our agreements with the Chinese authorities in any negative manner could prevent us from offering securities, result in an offering of worthless securities or cause us to go out of business. Investors should beware of these overriding issues in deciding to purchase our securities.

BELOW IS A SUMMARY OF THE legal and operational risks associated with being based in or having the majority of the company’s operations in Hong Kong and China, WHICH, ARE PRESENTED IN MORE DETAIL BEGINNING ON PAGE 19 OF THIS OFFERING CIRCULAR:

▪	China may change its laws or its interpretation of existing laws to our detriment.

▪	If the PRC government deems that the contractual arrangements in relation to Yayun Network and Hemp Yunnan International, the Company’s consolidated WFOEs, do not comply with PRC regulatory restrictions, the Company could be subject to severe penalties or be forced to relinquish its interests in those operations.

▪	Contractual arrangements in relation to the Company’s WFOEs may be subject to scrutiny by the PRC tax authorities and they may determine that the Company or its entities owe additional taxes, which could negatively affect the Company’s results of operations and the value of your investment.

▪	Changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

▪	Changes in the policies of the PRC government could have a significant impact upon the Company’s ability to operate profitably in the PRC.

▪	The Company must remit the offering proceeds to the PRC before they may be used to benefit its business in the PRC, and this process may take a number of months.

▪	PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair the Company’s ability to operate profitably.

▪	Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of the Company’s current corporate structure, corporate governance, and operations.

▪	Under the PRC Enterprise Income Tax Law, or the EIT Law, the Company may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to the Company and its non-PRC shareholders.

▪	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the Company’s PRC subsidiaries, and dividends payable by the Company’s PRC subsidiaries to the Company’s offshore subsidiaries may not qualify to enjoy certain treaty benefits.

▪	Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on the Company’s business.

▪	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of the Company’s operations in China.

▪	If the Company becomes directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, the Company may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

▪	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against the Company or its management named in the offering circular based on foreign laws.

▪	Increases in labor costs in the PRC may adversely affect the Company’s business and its profitability.

ANY ONE OF THE ABOVE RISKS COULD RESULT IN A MATERIAL CHANGE IN THE COMPANY’S OPERATIONS AND/OR THE VALUE OF ITS COMMON STOCK OR COULD SIGNIFICANTLY LIMIT OR COMPLETELY HINDER THE COMPANY’S ABILITY TO OFFER OR CONTINUE TO OFFER SECURITIES TO INVESTORS AND CAUSE THE VALUE OF SUCH SECURITIES TO SIGNIFICANTLY DECLINE OR BE WORTHLESS. IN ADDITION RECENT STATEMENTS AND REGULATORY ACTIONS BY CHINA’S GOVERNMENT, SUCH AS THOSE RELATED TO THE USE OF VARIABLE INTEREST ENTITIES AND DATA SECURITY OR ANTI-MONOPOLY CONCERNS, MAY IMPACT OUR ABILITY TO CONDUCT OUR BUSINESS, ACCEPT FOREIGN INVESTMENTS, OR LIST ON A U.S. OR OTHER FOREIGN EXCHANGE.

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The Offering

Securities being offered by the Company

3,333,333 shares of common stock, at a fixed price per share of $________ per share (within the range of $4 to $6 per share) established at qualification for the duration of the offering, offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through us or a Placement Agent. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Underwriter	We reserve the right to retain a broker dealer in this offering with a commission up to 10% of the gross proceeds of the offering.

Offering price per share

We will sell the shares at a fixed price per share of $_________ (within the range of $4 to $6 per share) established at qualification for the duration of this Offering. The Company intends to set the fixed price in a prospectus supplement filed with the SEC in accordance with Rule 253(c) and (g).

Number of shares of common stock outstanding before the offering of common stock	102,075,103 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	105,408,436 common shares will be issued and outstanding if we sell all of the shares we are offering herein at the price of $6.00 per share.

The minimum number of shares to be sold in this offering	None.

Use of Proceeds	We intend to use the gross proceeds: (i) to fund the Cloud Computing and Big Data Center (Phase I) Project under the Agreement; and (ii) to fund working capital expenditures.

Termination of the Offering

This offering will terminate upon the earlier to occur of
(i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or
(ii) the date on which all 3,333,333 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $35,000.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

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SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from the financial statements of our wholly-owned operating subsidiary, Quark Technology Global Inc., for the periods indicated. A complete set of our financial statements are contained elsewhere in this Offering Statement.

Statement of Operations Data:	For the Year Ended February 28, 2022	For the Year Ended February 28, 2021
Revenues	$—	$—
Operating Expenses including cost of sales:	$9,350	$20,470
Net income (loss)	$(9,350)	$(20,470)

Balance Sheet Data:	As at February 29, 2022	As at February 28, 2021
Cash and cash equivalents	$—	$—
Working capital (deficit)	$(84,225)	$(74,875)
Total assets	$—	$—
Total liabilities	$(84,225)	$(74,875)
Total stockholders’ equity (deficiency)	$(84,225)	$(74,875)

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of Operations for Years Ended February 28, 2022 and 2021

Revenues

We have no revenue reported for the years ended February 28, 2022 and February 28, 2021. We do not anticipate achieving revenues until we have fully funded the Agreement and the big data center has customers that pay for the services we intend to offer.

Operating Expenses

Operating expenses were $9,350 for the year ended February 28, 2022, as compared with $20,470 for the year ended February 28, 2021. Operating expenses consisted of legal fees and transfer agent fees required to keep the Company in good standing.

We expect our operating expenses to increase significantly as we implement our business plan and work to achieve operations under the Agreement.

Net Loss

We incurred a net loss of $9,350 for the year ended February 28, 2022, as compared with a net loss of $20,470 for the year ended February 28, 2021.

Liquidity and Capital Resources

As at February 28, 2022, we had total current assets of approximately $nil and current liabilities of approximately $84,225, resulting in a working capital deficit of approximately $84,225.

As at February 28, 2021, we had total current assets of approximately $nil and current liabilities of approximately $74,875, resulting in a working capital deficit of approximately $74,875.

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Off Balance Sheet Arrangements

As of February 28, 2022, there were no off-balance sheet arrangements.

Critical Accounting Policies

A “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our accounting policies are discussed in detail in the footnotes to our financial statements included in this Offering Statement, however, we consider our critical accounting policies to be those related to revenue recognition, calculation of revenue share expense, stock-based compensation, capitalization and related amortization of intangible assets, and impairment of assets.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We are a startup company. We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally

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encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful nor are we assured of generating any operating revenues or ever achieving profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have not generated any revenue, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to continue with our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise minimum capital of $7,700,000 to fulfill our funding obligation under the Agreement, with $8,000,000 later needed to execute the Yunnan industrial first 1,000 acres start up and the rest is for startup Chinese and US operational cost and expenses and also for working capital. We also need capital of $5,000,000 for our hemp operations on 300 acres. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

The COVID-19 pandemic could have an adverse impact on our business, operations, and the markets and communities in which we, our partners, and customers operate.

The potential impact and duration of the COVID-19 pandemic on the global economy and our business are difficult to assess or predict. Potential impacts include:

▪	Our customer prospects and our existing customers may experience slowdowns in their businesses, which in turn may result in reduced demand for our platform, lengthening of sales cycles, loss of customers, and difficulties in collections.
▪	Our employees are working from home significantly more frequently than they have historically, which may result in decreased employee productivity and morale with increased unwanted employee attrition.
▪	We continue to incur fixed costs, particularly for real estate, and are deriving reduced or no benefit from those costs.
▪	We may continue to experience disruptions to our growth planning, such as for facilities and international expansion.
▪	We anticipate incurring costs in returning to work from our facilities around the world, including changes to the workplace, such as space planning, food service, and amenities.
▪	Our operating lease right-of-use assets may be impaired due to potential loss of sublease income.
▪	We may be subject to legal liability for safe workplace claims.
▪	Our critical vendors could go out of business.
▪	Our in-person marketing events, including customer user conferences, have been canceled and we may continue to experience prolonged delays in our ability to reschedule or conduct in-person marketing events and other sales and marketing activities.
▪	Our marketing, sales, professional services, and support organizations are accustomed to extensive face-to-face customer and partner interactions, and conducting business virtually is unproven.

Any of the foregoing could adversely affect our business, financial condition, and results of operations.

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The markets in which we operate are highly competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be harmed.

The markets in which we operate are rapidly evolving and highly competitive. As these markets continue to mature and new technologies and competitors enter such markets, we expect competition to intensify. Our current competitors include:

▪	large, well-established, public cloud providers that generally compete in all of our markets, including AWS, Azure, and GCP;
▪	less-established public and private cloud companies with products that compete in some of our markets;
▪	other established vendors of legacy database solutions or big data offerings; and
▪	new or emerging entrants seeking to develop competing technologies.

We compete based on various factors, including price, performance, breadth of use cases, multi-cloud availability, brand recognition and reputation, customer support, and differentiated capabilities, including ease of implementation and data migration, ease of administration and use, scalability and reliability, data governance, security, and compatibility with existing standards. Many of our competitors have substantially greater brand recognition, customer relationships, and financial, technical, and other resources than we do, and may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements, and buying practices.

We currently have not completed our platform, but we expect that it will only be offered on the public clouds provided by AWS, Azure, and GCP, which are also some of our primary competitors. We anticipate a substantial majority of our business is run on the AWS public cloud. There is risk that one or more of these public cloud providers could use their respective control of their public clouds to embed innovations or privileged interoperating capabilities in competing products, bundle competing products, provide us unfavorable pricing, leverage its public cloud customer relationships to exclude us from opportunities, and treat us and our customers differently with respect to terms and conditions or regulatory requirements than it would treat its similarly situated customers. Further, they have the resources to acquire or partner with existing and emerging providers of competing technology and thereby accelerate adoption of those competing technologies. All of the foregoing could make it difficult or impossible for us to provide products and services that compete favorably with those of the public cloud providers.

For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition.

If we fail to innovate in response to changing customer needs and new technologies and other market requirements, our business, financial condition, and results of operations could be harmed.

We compete in markets that evolve rapidly. We believe that the pace of innovation will continue to accelerate as customers increasingly base their purchases of cloud data platforms on a broad range of factors, including performance and scale, markets addressed, types of data processed, ease of data ingestion, user experience, and data governance and regulatory compliance. Our future success depends on our ability to innovate and increase customer adoption of our platform in these and other areas. Further, the value of our platform to customers, once completed, is increased to the extent they are able to use it for all of their data. We need to continue to invest in technologies, services, and partnerships that increase the types of data processed on our platform and the ease with which customers can ingest data into our platform. We must also continue to enhance our data sharing and data exchange capabilities so customers can share their data with internal business units, customers, and other third parties. In addition, our platform requires third-party public cloud infrastructure to operate. We anticipate using public cloud offerings provided by AWS, Azure, and GCP. We will need to continue to innovate to optimize our offerings for these and other public clouds that our customers require, particularly as we expand internationally. Further, the markets in which we compete are subject to evolving industry standards and regulations, resulting in increasing data governance and compliance requirements for us and our customers. To the extent we expand further into the public sector and highly regulated industries, our platform may need to address additional requirements specific to those industries.

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If we are unable to enhance our platform to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, more conveniently, or more securely than our platform, our business, financial condition, and results of operations could be adversely affected.

If we or our third-party service providers experience a security breach or unauthorized parties otherwise obtain access to our customers’ data, our data, or our platform, our platform may be perceived as not being secure, our reputation may be harmed, demand for our platform may be reduced, and we may incur significant liabilities.

We plan to retain the services of computer engineers to complete our software platform. These engineers are currently located in Canada and China and they have expressed a desire to assist our management complete the project. Our platform, once completed, is expected to process, store, and transmit our customers’ proprietary and sensitive data, including personal information, protected health information, and financial data.

Our platform is expected to be built to be available on the infrastructure of third-party public cloud providers such as AWS, Azure, and GCP. We also plan to use third-party service providers and sub-processors to help us deliver services to our customers and their end-users. These vendors may store or process personal information, protected health information, or other confidential information of our employees, our partners, our customers, or our customers’ end-users. We plan to collect such information from individuals located both in the United States and abroad and may store or process such information outside the country in which it was collected. While we, our third-party cloud providers, and our third-party processors have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of our or our customers’ data or other sensitive information. Any security breach of our platform, our operational systems, physical facilities, or the systems of our third-party processors, or the perception that one has occurred, could result in litigation, indemnity obligations, regulatory enforcement actions, investigations, fines, penalties, mitigation and remediation costs, disputes, reputational harm, diversion of management’s attention, and other liabilities and damage to our business. Even though we do not control the security measures of third parties, we may be responsible for any breach of such measures or suffer reputational harm even where we do not have recourse to the third party that caused the breach. In addition, any failure by our vendors to comply with applicable law or regulations could result in proceedings against us by governmental entities or others.

Cyber-attacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including phishing) are prevalent in our industry and our customers’ industries. In addition, we may experience attacks, unavailable systems, unauthorized access or disclosure due to employee theft or misuse, denial-of-service attacks, sophisticated nation-state and nation-state supported actors, and advanced persistent threat intrusions. The techniques used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities in which data is stored or through which data is transmitted change frequently, and we may be unable to implement adequate preventative measures or stop security breaches while they are occurring. We may in the future become the target of cyber-attacks by third parties seeking unauthorized access to our or our customers’ data or to disrupt our operations or ability to provide our services.

Once our software platform is completed, we anticipate having contractual and legal obligations to notify relevant stakeholders of security breaches. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. In addition, our agreements with certain customers and partners may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach.

A security breach may cause us to breach customer contracts. Our future agreements with certain customers may require us to use industry-standard or reasonable measures to safeguard sensitive personal information or confidential information. A security breach could lead to claims by our customers, their end-users, or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or our customers could end their relationships with us. There can be no assurance that any limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages.

Litigation resulting from security breaches may adversely affect our business. Unauthorized access to our platform, systems, networks, or physical facilities could result in litigation with our customers, our customers’ end-users, or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and

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attention, increase our costs of doing business, or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our platform capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of our data or the data of our partners, our customers or our customers’ end-users was disrupted, we could incur significant liability, or our platform, systems, or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

If we fail to detect or remediate a security breach in a timely manner, or a breach otherwise affects a large amount of data of one or more customers, or if we suffer a cyber-attack that impacts our ability to operate our platform, we may suffer material damage to our reputation, business, financial condition, and results of operations. Further, our insurance coverage may not be adequate for data security, indemnification obligations, or other liabilities. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim. Our risks are likely to increase as we continue to expand our platform, grow our customer base, and process, store, and transmit increasingly large amounts of proprietary and sensitive data.

We could suffer disruptions, outages, defects, and other performance and quality problems with our platform or with the public cloud and internet infrastructure on which it relies.

Our business depends on a completed platform that is available without disruption. Once completed, we may in the future experience disruptions, outages, defects, and other performance and quality problems with our platform. We may in the future experience disruptions, outages, defects, and other performance and quality problems with the public cloud and internet infrastructure on which our platform relies. These problems can be caused by a variety of factors, including introductions of new functionality, vulnerabilities and defects in proprietary and open source software, human error or misconduct, capacity constraints, design limitations, or denial of service attacks or other security-related incidents.

Further, if our contractual and other business relationships with our public cloud providers are terminated, suspended, or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we could be unable to provide our platform and could experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Any disruptions, outages, defects, and other performance and quality problems with our platform or with the public cloud and internet infrastructure on which it relies, or any material change in our contractual and other business relationships with our public cloud providers, could result in reduced use of our platform, increased expenses, including service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We expect fluctuations in our financial results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our stock price could decline.

Our results of operations are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance. In addition to the other risks described herein, factors that may affect our results of operations include the following:

▪	fluctuations in demand for or pricing of our platform;
▪	fluctuations in usage of our platform;
▪	our ability to attract new customers;
▪	our ability to retain existing customers;
▪	customer expansion rates;
▪	timing, amount, and cost of our investments to expand the capacity of our public cloud providers;
▪	seasonality;
▪	investments in new features and functionality;
▪	fluctuations in customer consumption resulting from our introduction of new features or capabilities to our systems that may impact customer consumption;
▪	the timing of our customers’ purchases;

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▪	the speed with which customers are able to migrate data onto our platform after purchasing capacity;
▪	fluctuations or delays in purchasing decisions in anticipation of new products or enhancements by us or our competitors;
▪	changes in customers’ budgets and in the timing of their budget cycles and purchasing decisions;
▪	our ability to control costs, including our operating expenses;
▪	the amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses, including commissions;
▪	the amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments, and other non-cash charges;
▪	the amount and timing of costs associated with recruiting, training, and integrating new employees and retaining and motivating existing employees;
▪	the effects of acquisitions and their integration;
▪	general economic conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which our customers participate;
▪	health epidemics or pandemics, such as the coronavirus outbreak (COVID-19);
▪	the impact of new accounting pronouncements;
▪	changes in regulatory or legal environments that may cause us to incur, among other things, expenses associated with compliance;
▪	the overall tax rate for our business, which may be affected by the mix of income we earn in the United States and in jurisdictions with comparatively lower tax rates, the effects of stock-based compensation, and the effects of changes in our business;
▪	the impact of changes in tax laws or judicial or regulatory interpretations of tax laws, which are recorded in the period such laws are enacted or interpretations are issued and may significantly affect the effective tax rate of that period;
▪	fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies;
▪	fluctuations in the market values of our portfolio investments and in interest rates;
▪	changes in the competitive dynamics of our market, including consolidation among competitors or customers; and
▪	significant security breaches of, technical difficulties with, or interruptions to, the delivery and use of our platform.

Any of these and other factors, or the cumulative effect of some of these factors, may cause our results of operations to vary significantly. If our quarterly results of operations fall below the expectations of investors and securities analysts who follow our stock, the price of our common stock could decline substantially, and we could face costly lawsuits, including securities class actions.

Sales efforts to large customers involve risks that may not be present or that are present to a lesser extent with respect to sales to smaller organizations.

Sales to large customers involve risks that may not be present or that are present to a lesser extent with sales to smaller organizations, such as longer sales cycles, more complex customer requirements, substantial upfront sales costs, and less predictability in completing some of our sales. For example, large customers may require considerable time to evaluate and test our platform prior to making a purchase decision and placing an order. A number of factors influence the length and variability of our sales cycle, including the need to educate potential customers about the uses and benefits of our platform, the discretionary nature of purchasing and budget cycles, and the competitive nature of evaluation and purchasing approval processes. As a result, the length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer, with sales to large enterprises typically taking longer to complete. Moreover, large customers often begin to deploy our products on a limited basis but nevertheless demand implementation services and negotiate pricing discounts, which increase our upfront investment in the sales effort with no guarantee that sales to these customers will justify our substantial upfront investment. If we fail to effectively manage these risks associated with sales cycles and sales to large customers, our business, financial condition, and results of operations may be affected.

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Complying with evolving privacy and other data related laws and requirements may be expensive and force us to make adverse changes to our business, and failure to comply with such laws and requirements could result in substantial harm to our business.

Laws and regulations governing data privacy and protection, the use of the Internet as a commercial medium, the use of data in artificial intelligence and machine learning, and data sovereignty requirements are rapidly evolving, extensive, complex, and include inconsistencies and uncertainties. Examples of recent and anticipated developments that have or could impact our business include the following:

▪	The General Data Protection Regulation (GDPR) took effect in May 2018 and established requirements applicable to the handling of personal information of residents of the European Union (EU).
▪	The EU has proposed the Regulation on Privacy and Electronic Communications (ePrivacy Regulation), which, if adopted, would impose new obligations on the use of personal information in the context of electronic communications, particularly with respect to online tracking technologies and direct marketing.
▪	In January 2020, Britain formally left the EU. The United Kingdom’s withdrawal from the EU is commonly referred to as “Brexit.”
▪	We are following developments in 2020 regarding the frameworks that address the transfer of personal information outside of the EU, including the Privacy Shield framework and the standard contractual clauses.
▪	In January 2020, the California Consumer Privacy Act (CCPA) took effect, providing California residents increased privacy rights and protections, including the ability to opt out of sales of their personal information. The CCPA may increase our compliance costs and exposure to liability. Other U.S. states are considering adopting similar laws.
▪	Both U.S. and non-U.S. governments are considering regulating artificial intelligence and machine learning.
▪	The certifications we maintain and standards we comply with, including the U.S. Federal Risk and Authorization Management Program, PCI-DSS, ISO/IEC 27001, among others, are becoming more stringent.

These and other similar legal and regulatory developments could contribute to legal and economic uncertainty, affect how we design, market, sell, and operate our platform, how our customers process and share data, how we process and use data, and how we transfer personal data from one jurisdiction to another, which could negatively impact demand for our platform. We may incur substantial costs to comply with such laws and regulations, to meet the demands of our customers relating to their own compliance with applicable laws and regulations, and to establish and maintain internal policies, self-certifications, and third-party certifications supporting our compliance programs. Our customers may delegate their GDPR compliance or other privacy law obligations to us via contract, and we may otherwise be required to expend resources to assist our customers with such compliance obligations. In addition, any actual or perceived non-compliance with applicable laws, regulations, policies, and certifications could result in proceedings, investigations, or claims against us by regulatory authorities, customers, or others, leading to reputational harm, significant fines, litigation costs, and damages. For example, if regulators assert that we have failed to comply with the GDPR, we may be subject to fines of up to EUR 20 million or 4% of our worldwide annual revenue, whichever is greater, as well as potential data processing restrictions for a violation of certain GDPR requirements. All of these impacts could have a material adverse effect on our business, financial condition, and results of operations.

We plan to publish privacy policies and other documentation regarding our collection, processing, use, and disclosure of personal information, credit card information, or other confidential information. Although we endeavor to comply with our published policies, certifications, and documentation, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance if our employees or vendors fail to comply with our published policies, certifications, and documentation. Such failures can subject us to potential international, local, state, and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices.

Acquisitions, strategic investments, partnerships, or alliances could be difficult to identify, pose integration challenges, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, and results of operations.

We have in the past and may in the future seek to acquire or invest in businesses, joint ventures, and platform technologies that we believe could complement or expand our platform, enhance our technology, or otherwise offer growth opportunities.

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Any such acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable opportunities, whether or not the transactions are completed, and may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel, or operations of any acquired companies, particularly if the key personnel of an acquired company choose not to work for us, their software is not easily adapted to work with our platform, or we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise. Any such transactions that we are able to complete may not result in the synergies or other benefits we expect to achieve, which could result in substantial impairment charges. These transactions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our results of operations.

Certain members of the Company’s board of directors and officers have only agreed to provide their services on a part-time basis and they may not be able or willing to devote a sufficient amount of time when the Company’s business operations began to further develop requiring additional time commitments, causing our business to fail.

Currently, our officers and directors are on a part-time basis until there is sufficient money for more full time involvement. We do not have any full time employees or ongoing employment agreements. The Company’s management has agreed to monitor the required commitment to run the Company’s business operations to ensure the committed hours is sufficient on a regular basis. However, if the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Certain of our officers and directors have other business pursuits that might interfere with their work on the Company’s business

Certain officers and directors have other business interests aside from the Company’s operations as they are part-time employees or board members that devote part time in their work. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests currently and in the future to which they devote their attention to, and they may be expected to continue to do so although management time must also be devoted to the Company’s business. As a result of the Company having other business interests, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to the Company.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

In this regard, it should be pointed out that the Company’s officers and directors, while working on other business interests, are not working in business interests that are conflicting or in the same nature of the business as the Company operates in.

Notwithstanding, in general, our officers and directors of the Company are required to present business opportunities to the Company if:

▪	the Company could financially undertake the opportunity;

▪	the opportunity is within the Company’s line of business; and

▪	it would be unfair to the Company and its stockholders not to bring the opportunity to the attention of the Company.

We are at risk that our officers and directors will favor their other business interest over the needs of the Company. These competing business interests could interfere with the Company’s ability to successfully implement our business plans and could harm the Company.

We are subject to anti-corruption, anti-bribery, anti-money laundering, and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition, and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the FCPA), U.S. domestic bribery laws, the UK Bribery Act 2010, and other anti-corruption and anti-money laundering laws in the countries in which we conduct business. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international sales and business and sales to the public sector, we may engage with business partners and third-party intermediaries to market our products and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities.

While we plan to have policies and procedures to address compliance with such laws, there is a risk that our employees and agents will take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we expand internationally, our risks under these laws may increase.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, or anti-money laundering laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties or injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal proceeding, our business, financial condition, and results of operations could be harmed.

Our intellectual property rights may not protect our business or provide us with a competitive advantage.

To be successful, we must protect our technology and brand in the United States and other jurisdictions through trademarks, trade secrets, patents, copyrights, service marks, invention assignments, contractual restrictions, and other intellectual property rights and confidentiality procedures. Despite our efforts to implement these protections, they may not protect our business or provide us with a competitive advantage for a variety of reasons, including:

▪	the failure by us to obtain patents and other intellectual property rights for important innovations or maintain appropriate confidentiality and other protective measures to establish and maintain our trade secrets;
▪	uncertainty in, and evolution of, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights;
▪	potential invalidation of our intellectual property rights through administrative processes or litigation;
▪	any inability by us to detect infringement or other misappropriation of our intellectual property rights by third parties; and
▪	other practical, resource, or business limitations on our ability to enforce our rights.

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Further, the laws of certain foreign countries, particularly certain developing countries, do not provide the same level of protection of corporate proprietary information and assets, such as intellectual property, trademarks, trade secrets, know-how, and records, as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property or proprietary rights abroad. Additionally, we may also be exposed to material risks of theft or unauthorized reverse engineering of our proprietary information and other intellectual property, including technical data, data sets, or other sensitive information. Our efforts to enforce our intellectual property rights in such foreign countries may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop, which could have a material adverse effect on our business, financial condition, and results of operations. Moreover, if we are unable to prevent the disclosure of our trade secrets to third parties, or if our competitors independently develop any of our trade secrets, we may not be able to establish or maintain a competitive advantage in our market, which could seriously harm our business.

Litigation may be necessary to enforce our intellectual property or proprietary rights, protect our trade secrets, or determine the validity and scope of proprietary rights claimed by others. Any litigation, whether or not resolved in our favor, could result in significant expense to us, divert the efforts of our technical and management personnel, and result in counterclaims with respect to infringement of intellectual property rights by us. If we are unable to prevent third parties from infringing upon or misappropriating our intellectual property or are required to incur substantial expenses defending our intellectual property rights, our business, financial condition, and results of operations may be materially adversely affected.

We may become subject to intellectual property disputes, which are costly and may subject us to significant liability and increased costs of doing business.

We compete in markets where there are a large number of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights, as well as disputes regarding infringement of these rights. In addition, many of the holders of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights have extensive intellectual property portfolios and greater resources than we do to enforce their rights. As compared to our large competitors, our patent portfolio is relatively undeveloped, as we are just embarking on the phases of the Data Center, and may not provide a material deterrent to such assertions or provide us with a strong basis to counterclaim or negotiate settlements. Further, to the extent assertions are made against us by entities that hold patents but are not operating companies, our patent portfolio may not provide deterrence because such entities are not concerned with counterclaims.

Any intellectual property litigation to which we become a party may require us to do one or more of the following:

▪	cease selling, licensing, or using products or features that incorporate the intellectual property rights that we allegedly infringe, misappropriate, or violate;
▪	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;
▪	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or
▪	redesign the allegedly infringing products to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Intellectual property litigation is typically complex, time consuming, and expensive to resolve and would divert the time and attention of our management and technical personnel. It may also result in adverse publicity, which could harm our reputation and ability to attract or retain customers. As we grow, we may experience a heightened risk of allegations of intellectual property infringement. An adverse result in any litigation claims against us could have a material adverse effect on our business, financial condition, and results of operations.

Any future litigation against us could be costly and time-consuming to defend.

We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm

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our business, financial condition, and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us (including premium increases or the imposition of large deductible or co-insurance requirements). A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially harming our business, financial position, and results of operations. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

If we use open source software inconsistent with our policies and procedures or the license terms applicable to such software, we could be subject to legal expenses, damages, or costly remediation or disruption to our business.

We plan to use open source software in our platform. Once out platform is completed, we expect to have policies and procedures in place governing the use of open source software. There is a risk that we incorporate open source software with onerous licensing terms, including the obligation to make our source code available for others to use or modify without compensation to us. If we receive an allegation that we have violated an open source license, we may incur significant legal expenses, be subject to damages, be required to redesign our product to remove the open source software, or be required to comply with onerous license restrictions, all of which could have a material impact on our business. Even in the absence of a claim, if we discover the use of open source software inconsistent with our policies, we could expend significant time and resources to replace the open source software or obtain a commercial license, if available. All of these risks are heightened by the fact that the ownership of open source software can be uncertain, leading to litigation, and many of the licenses applicable to open source software have not been interpreted by courts, and these licenses could be construed to impose unanticipated conditions or restrictions on our ability to commercialize our products. Any use of open source software inconsistent with our policies or licensing terms could harm our business and financial position.

Unfavorable conditions in our industry or the global economy, or reductions in cloud spending, could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, international trade relations, pandemic (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States, Europe, the Asia Pacific region, Japan, or elsewhere, could cause a decrease in business investments, including spending on cloud technologies, and negatively affect the growth of our business. Competitors, many of whom are larger and have greater financial resources than we do, may respond to challenging market conditions by lowering prices in an attempt to attract our customers. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry.

Our current operations are international in scope, and we plan further geographic expansion, creating a variety of operational challenges.

A component of our growth strategy involves the expansion of our operations and customer base internationally. We expect that our international activities will grow as we complete the Data Center and as we continue to pursue opportunities in existing and new international markets, which will require significant dedication of management attention and financial resources.

Our current and future international business and operations involve a variety of risks, including:

▪	slower than anticipated public cloud adoption by international businesses;
▪	changes in a specific country’s or region’s political, economic, or legal and regulatory environment, pandemics, tariffs, trade wars, or long-term environmental risks;
▪	the need to adapt and localize our platform for specific countries;
▪	greater difficulty collecting accounts receivable and longer payment cycles;
▪	unexpected changes in trade relations, regulations, or laws;
▪	new, evolving, and more stringent regulations relating to privacy and data security and the unauthorized use of, or access to, commercial and personal information, particularly in Asia;

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▪	differing and potentially more onerous labor regulations;
▪	challenges inherent in efficiently managing, and the increased costs associated with, an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits, and compliance programs that are specific to each jurisdiction;
▪	difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems, and regulatory systems;
▪	increased travel, real estate, infrastructure, and legal compliance costs associated with international operations;
▪	currency exchange rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions if we chose to do so in the future;
▪	limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;
▪	laws and business practices favoring local competitors or general market preferences for local vendors;
▪	limited or insufficient intellectual property protection or difficulties obtaining, maintaining, protecting, or enforcing our intellectual property rights, including our trademarks and patents;
▪	political instability or terrorist activities;
▪	COVID-19 or any other pandemics or epidemics that could result in decreased economic activity in certain markets, decreased use of our products and services, or in our decreased ability to import, export, or sell our products and services to existing or new customers in international markets;
▪	exposure to liabilities under anti-corruption and anti-money laundering laws, including the FCPA, U.S. bribery laws, the UK Bribery Act, and similar laws and regulations in other jurisdictions;
▪	burdens of complying with laws and regulations related to taxation; and
▪	regulations, adverse tax burdens, and foreign exchange controls that could make it difficult to repatriate earnings and cash.

If we invest substantial time and resources to further expand our international operations and are unable to do so successfully and in a timely manner, our business and results of operations will suffer.

Any failure by management to properly manage growth could have a material adverse effect on our business, operating results and financial condition.

If our business develops as expected, we anticipate that we will grow rapidly in the near future. Our failure to properly manage our expected rapid growth could have a material adverse effect on our ability to retain key personnel. Our expansion could also place significant demands on our management, operations, systems, accounting, internal controls and financial resources. If we experience difficulties in any of these areas, we may not be able to expand our business successfully or effectively manage our growth. Any failure by management to manage growth and to respond to changes in our business could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to attract and retain a sufficient number of skilled engineers and workers our ability to pursue projects may be adversely affected and our costs may increase.

We plan to retain the services of computer engineers to complete our software platform. These engineers are currently located in Canada and China and they have expressed a desire to assist our management complete the project. Since we do not have these personnel under contract, however, we may not be able use their services until retained.

Our rate of growth will be confined by resource limitations as competitors and customers compete for increasingly scarce resources. We believe that our success depends upon our ability to attract, develop and retain a sufficient number of affordable trained engineers that can execute our operational strategy. The demand for trained engineers and other skilled workers is currently high. If we are unable to attract and retain a sufficient number of skilled personnel, our ability to pursue projects may be adversely affected and the costs of performing our existing and future projects may increase, which may adversely impact our margins.

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Risks Related to Our Corporate Structure and Operation

China may change its laws or its interpretation of existing laws to our detriment.

Investors should be aware that the Chinese government may change its laws and the interpretation of existing laws to negatively interfere with our operations in China. The Chinese government has signaled its intention to control more of the operations of companies under its jurisdiction. Recent statements and regulatory actions by the Chinese government, such as those related to use of variable interest entities and data security or anti-monopoly concerns, may impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. As such, we are at the mercy of the Chinese government and anything it does negatively with respect to our WFOEs could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Such action by the Chinese government could also interfere with our ability to conduct operation to the benefit of our shareholders or cause us to cease on our agreements concerning our data center and hemp operations causing us to go out of business.

This overriding risk should be carefully considered by investors, along with the other risk factors included herein, in deciding whether to purchase the securities we are offering in this Prospectus.

If the PRC government deems that the contractual arrangements in relation to Yayun Network and Hemp Yunnan International, our consolidated WFOEs, do not comply with PRC regulatory restrictions, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We rely on and expect to continue to rely on Yayun Network and Hemp Yunnan International., our wholly owned PRC subsidiaries, and their contractual arrangements in China with Qinzhou City Development and Yuanjiang Hani, respectively, to operate our business. Under the current contractual arrangements, as a legal matter, if either Qinzhou City Development or Yuanjiang Hani fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective.

If the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, our business operations in China would be materially and adversely affected, and the value of your shares would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if either WFOE or all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If either WFOE undergoes a voluntary or involuntary liquidation proceeding, its unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Contractual arrangements in relation to our WFOEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our entities owe additional taxes, which could negatively affect our results of operations and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements with Qinzhou City Development or Yuanjiang Hani, were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded for PRC tax purposes, which could, in turn, increase their tax liabilities without reducing tax expenses. Our results of operations could be materially and adversely affected if our WFOEs’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

Risks Related to Doing Business in the PRC

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Due to our intention to conduct business in China, our business operations may be adversely affected by the current and future political environment in the PRC. The PRC has operated as a socialist state since the mid-1900s and is controlled by the

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Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we intend to conduct our business activities. The PRC has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, through regulation and state ownership. Our ability to operate in the PRC may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under current leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The PRC's economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our services at the data center and grow operations.

We must remit the offering proceeds to the PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. In order to remit the offering proceeds to the PRC, we will take the following actions:

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

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Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance, and operations.

On March 15, 2019, the PRC National People’s Congress approved the PRC Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. The PRC Foreign Investment Law and its Implementation Rules embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since the PRC Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation.

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Because our business is conducted in RMB and the price of our ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currently of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our ordinary shares offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located mainly in Canada and the US, it is unclear if the PRC tax authorities will determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our ordinary shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our ordinary shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our ordinary shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These beneficial owner of the relevant dividends, and (2) the

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corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. We intend to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate.

Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, network carriers and other partners.

International trade disputes could result in tariffs and other protectionist measures that could adversely affect our business. Tariffs could increase the cost of the goods and products which could affect consumers’ discretionary spending levels and therefore adversely impact our business. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on consumer confidence, which could adversely affect our business.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of Nevada, we conduct substantially all of our operations in China. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pension insurance, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. Besides, pursuant to the Labor Contract Law and its amendments, dispatched employees are intended to be a supplementary form of employment and the fundamental form should be direct employment by enterprises and organizations that require employees. Further, it is expressly stated in the Interim Provisions on Labor Dispatch that became effective on March 1, 2014 that the number of seconded employees an employer uses may not exceed 10% of its total labor force and employers who were not in compliance with such requirement would have a two-year transition period from March 1, 2014 to adjust their employment plan until they comply with such requirement.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

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RISKS RELATED TO INDUSTRIAL HEMP OPERATIONS

Laws and regulations affecting the regulated industrial hemp industry are in a constant state of flux, which could negatively affect our business, and we cannot predict the impact that future regulations may have on us.

Chinese industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. We are currently only allowed to bring in one time only female seeds that contain no more than 0.3% THC content and those seeds have to be sent directly to a local government facility for storage and indoor plantings under strict monitoring by government officials. Notwithstanding this allowance, there is a risk the government could pull this allowance at any time. In addition, violations of Chinese laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. In addition, it is likely that regulations may be enacted in the future that will be directly applicable to our CBD business. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our CBD business.

Pests, disease, severe weather, natural disasters and other conditions could result in substantial losses to our planned industrial hemp crops and weaken our financial condition.

Pests, crop disease, severe weather conditions, such as floods, droughts and windstorms, and natural disasters could adversely affect our ability to produce our planned industrial hemp crops. Should any such adverse event occur, it can be expected that we would lose our investment in the affected industrial hemp crops.

Environmental and other regulation could adversely impact our planned industrial hemp farming business, by increasing production costs.

Because our planned industrial hemp farming business can be expected to use fertilizers, pesticides and other agricultural products, we will be subject to regulations relating to their use and disposal. A decision by a regulatory agency to restrict significantly the use of such products that have traditionally been used in the production of hemp could have an adverse impact on us. In addition, if a regulatory agency were to determine our company not to be in compliance with a regulation in that agency’s jurisdiction, this could result in substantial penalties.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

We are subject to product liability claims with respect to our hemp products, and as additional products integrating hemp ingredients reaches commercialization, product liability claims will increasingly be a commercial risk for our business. Product liability claims against us, or allegations of product liability relating to seeds, could damage our reputation, harm our relationships with our collaborators, and materially and adversely affect our business, results of operations, financial condition, and prospects.

Negative press from having a hemp or cannabis-related line of business could have a material adverse effect on our business, financial condition, and results of operations.

There is a misconception that hemp and marijuana, which both belong to the cannabis family, are the same thing, but industrial hemp is roughly defined as a cannabis plant with not more than 0.3 percent THC content on a dry-weight basis. Any hemp oil or hemp derivative we use will comport with this definition of less than 0.3% THC. Despite this, we may still receive negative attention from regulatory bodies, the press, business clients, or partners, grounded in these broad misconceptions, and this in turn can materially adversely affect our business.

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RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Edward Chan, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Edward Chan and Jieliang Chen, whose interests may differ from other stockholders, have the ability to exercise significant control over us. Presently, they beneficially own 55% of our common stock, and, assuming 100% of this offering is sold, they will continue to beneficially own approximately 53%.  They are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  They could prevent transactions, which would be in the best interests of the other shareholders. Their interests may not necessarily be in the best interests of the shareholders in general.

Our directors and executive officer do not have any prior experience conducting a best-efforts offering and limited experience with management of a public company.

Our directors and executive officers do not have any experience conducting a best-effort offering and limited experience managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive officers’ and directors’ lack of experience managing a public company could cause you to lose some or all of your investment.

Because all of our executive officers and most directors reside outside of the United States, all the assets of these persons are located outside the United States, and all of our operations are performed outside the United States, you may have difficulty in enforcing your legal rights against us or our executive officers and directors.

All of our executive officers and most of our directors are residents outside of the United States, and all the assets of these persons are located outside the United States. All of our operations are performed in areas outside the United States.  As a result, it could be difficult for investors to effect service of process on our officers or directors, to enforce a judgment under United States federal securities laws or other United States laws obtained in the United States against us or our executive officers or directors in Canada or Chinese courts.  Further, China’s treaties do not provide for reciprocal recognition and enforcement of judgments of United States courts.  Furthermore, it may be difficult to adapt to the laws outside of the United States to bring an action against us, or bring an original action in a Canada or PRC court to enforce liabilities based upon the United States federal securities laws against us or our executive officers or directors.

Risks Related To Ownership of Our Shares

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “QTGI” on the OTC Pink operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

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The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	technological innovations or new products and services by us or our competitors;
▪	government regulation of our products and services;
▪	the establishment of partnerships with other technology companies;
▪	intellectual property disputes;
▪	additions or departures of key personnel;
▪	sales of our common stock;
▪	our ability to integrate operations, technology, products and services;
▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	loss of any strategic relationship;
▪	industry developments;
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

You should consider these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

If securities or industry analysts do not publish or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us now or in the future issue an adverse opinion regarding our stock, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Quark Technology Global Inc. and held in our corporate bank account if the subscription agreements are in good order and we accept the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors, in consultation with our Placement Agent, has determined the offering price at its sole discretion. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Statement does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the shares or find an exemption under the securities laws of each state in which we offer the shares, each investor may have the right to rescind his, her or its purchase of the shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution. This dilution is due to the fact that our earlier investors paid substantially less than the initial

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public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital, to create a public market for our common stock and to facilitate our future access to the public equity markets. We currently intend to use the net proceeds we receive from this offering primarily to fund phase 1 of the project, which requires us to contribute 54,000,000 Yuan or $8,100,000 USD. The balance of funds from this offering may be used for a greater percentage in phase 1 or may be used for furthering the project phases and for working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Overview

We are a Nevada corporation formed on July 23, 2003. We, through our wholly-owned subsidiary, Bioem Overseas Development Limited (“Bioem”), a company incorporated in Hong Kong, and our wholly foreign-owned enterprises (“WFOEs”) in the PRC, discussed below, are parties with Chinese government authorities in connection with a leasing opportunity in a cloud computing and big data center in Guangxi Province and another opportunity for an industrial hemp operation in Yunnan Province. In connection with the big data center, aside from becoming a landlord for rental income, we intent to lease IT equipment and services from an IDC company that will be bundled and offered to tenants. Payments by tenants for the IT equipment and services will be shared between Yayun Network and the licensed IDC provider, but the IDC provider will be in charge of all maintenance and continued services for IT equipment and services required by tenants. Yayun Network is an investment company, not positioned as an IDC cloud computing company. Yayun Network’s investment mandate is in the non-IT part of the project, including construction and maintenance and non-IT equipment.

On April 23, 2020, we entered into a share exchange agreement with Bioem, to acquire the company in exchange for 86,300,000 shares of our common stock. The acquisition provided us with the opportunity to 1) take part in the ownership of a data, blockchain and AI center located in the China Malaysia Industrial and Technology Park in Qinzhou City, Guangxi Province; and 2) develop a grow and cultivation license of industrial hemp for CBD extraction in Yunnan Province. The land lease involved is approximately 30,000 acres. As a result of our agreement with Bioem, we are in the business of leasing the property a Big Data center and developing an individual hemp growth operation.

On September 24, 2020, Yayun Network Information Technology Co., a WFOE in the PRC (“Yayun Network”) and wholly-owned subsidiary of Bioem, entered into a Cloud Computing and Big Data Center (Phase I) Project Investment Framework Agreement (the “Agreement”) with Qinzhou City Development Investment Group Co., Ltd., a wholly owned subsidiary of the City of Qinzhou (“Qinzhou City Development”).

The Agreement concerns the opportunity to invest in the establishment of a China-ASEAN (Qinzhou) cloud computing and big data center, and thus become a landlord to lease space in the facility, which is expected to be constructed in three phases. The first phase of the project has a total investment of about 270 million Yuan (approximately $41.7 million USD) to build a data center and operation and maintenance center, with a construction area of about 14,000 square meters (approximately 3.45 acres).

This initial phase has been completed and the data center has been constructed. Tenants to the facility have completed their renovations and have moved onto the premises. The project is currently owned by the investment arm of the Chinse government. The government has promoted the region because of the “Silk Road Initiatives,” which aims to connect the disparate regions in China's near and distant neighborhood through a massive program of infrastructure building.

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As a party to the Agreement, we have the opportunity to invest in the first phase of the project. We have secured this position by helping the data center find and execute leases for space at the data center. Our investment in the first phase of the project will allow us to participate in the future rental income from the property.

Yayun Network has agreed to fund 20% of the total project investment of 270 million Yuan (roughly 54,000,000 Yuan or $8,100,000 USD). Under the Agreement, the parties agreed to the establishment of a joint venture company, which is responsible for the operations of the first phase of the project.

Qinzhou City Development is responsible for providing the investment environment, basic information, preferential policies, project licenses and other relevant materials required by Yayun Network. Qinzhou City Development will appoint a commissioner to handle the preliminary project initiation, declaration and construction coordination and shall be responsible for handling the relevant license procedures of the joint venture company.

Yayun Network is responsible for arranging the investment funds to be injected into the project. We are conducting this offering to fund phase 1 of the project, which requires us to contribute 54,000,000 Yuan or $8,100,000 USD. The balance of funds from this offering may be used for a greater percentage in phase 1 or may be used for furthering the project phases and for working capital.

In addition to the big data center, we also intend to grow industrial hemp through our second WFOE in the PRC, Hemp Yunnan International Holdings Co., Ltd. (“Hemp Yunnan International”). Hemp Yunnan International secured a land lease of 25 years from Hemp Industry (Yuxi) Co., Ltd. as lessor and in coordination with the Chinese authority, Yuanjiang Hani Yi and Dai Autonomous County People's Government (“Yuanjiang Hani”), with a right to renew for an additional 25 years. The agreement covers a startup of 1,000 acres to a maximum of 5,000 acres in the next few years. Basically, it is a land lease assembly all over the region, including Shangbaha Village (Yangcha street), Jiuzhai area of Lijiang street, Ganba subdistrict of Ganzhuang street, Shangzhai area of Nanuo township, and old district of Chengjiang street. Lease rate on per acre of land starts at USD 800 per annum. Cost on farm hands per acre is $1 per acre and cost is set at USD 7,500 per annum. On the land we pick, we have the right to convert existing use of the farmland from any crop to industrial hemp growth with a one-time conversion fee.

Having a principal place of business in the United States or Canada is a condition to the availability of the Regulation A exemption for the offering pursuant to Rule 251(b)(1) of Regulation A. We meet this condition as our principal place of business is located in Canada. Edward Chan, our Chief Executive Officer, Ankit Gosain, our Chief Financial Officer, and newly appointed Dickson Ng, our Chief Technology Officer, are all located in Canada and they primarily direct, control and coordinate our business activities in China. These individuals occupy the highest level of management in our company. The majority of our board of directors are also located in Canada with one in the United States. From these locales, our company primarily directs, controls and coordinates its business activities in China, and expects to do so for the foreseeable future.

Our principal offices are located at 80D Leitchcroft Cres, Thornhill Ontario Canada L3T 7W1. Our phone number is 1-437-999-3091.

The Data Center

Location (Guangxi Free Trade Zone)

The Qinzhou Port Area of Guangxi Free Trade Zone covers an area of 58.19 square kilometers, accounting for nearly half of the Guangxi Free Trade Zone, covering three national open development platforms, China-Malaysia Qinzhou Industrial Park, Qinzhou Bonded Port Area and Qinzhou Port Economic and Technological Development Zone. The China-ASEAN Information Port International Data Cooperation Base is the first phase of the construction of the Internet Security Industry Base in the Qinzhou Industrial Park in China and Malaysia. It is currently the only true offshore data center in China.

The China-ASEAN Information Port International Data Cooperation Base can meet the development of ASEAN's cross-border ecommerce business data room, and will play a positive role in promoting the development of the ASEAN Information Port's communications business and the development of e-commerce services throughout Southeast Asia. The China-ASEAN Information Port International Data Cooperation Base will strive to become a “Belt and Road” digital node for China-ASEAN Big Data Processing Center, Offshore Outsourcing Service Center, International Port Smart Logistics Center and Guangxi Information Consumer Center.

Below is a design rendering of the facility.

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Features of the Data Center

The Data Center has a construction area of 340,000 square meters and a total investment of 7 billion Yuan. The facility has been designed and constructed according to the highest level Tier 4 of the international data center standard ANSI-TIA-942-2005. The data center computer room is designed and constructed according to the highest standard Tier 4. The building fire rating is above ground level and underground level. The seismic fortification intensity is 7 degrees (according to 8 degrees to strengthen seismic measures). The roof waterproof level is first class.

We believe the facility is environmentally friendly and designed to reduce pollution. This has been achieved by optimizing power supply schemes, efficient cooling management, artificial intelligence cloud computing, etc., and by using clean energy, waste heat recovery, and maximizing resource conservation (energy saving, land saving, water saving, material saving, etc.) in the entire life cycle of the data center.

Using clean energy such as photovoltaic solar energy and tidal energy, the waste heat recovery of the server is used for heating the office area, and 90% of the time does not require a traditional cooling mode, which would be the equivalent to 50,000 tons of carbon emission reduction per year.

We believe that energy will be maximized at this facility. By using sea water to cool the servers, replacing the traditional air-conditioning cooling method, compared with ordinary data centers, annual electricity saving could reducing carbon emissions by more than 10,000 tons.

The facility has full power independence (UPS – uninterruptable power supply). Self-built substations achieve dual-channel main power and are set up at a 110KV / 10KV, 10KV / 400V two-layer transformer system, where each layer system has independent logic dual-channel bus connection and switching. The UPS that ultimately guarantees the power supply of the load acts as the last barrier after the mains power is interrupted.

The facility has a full modular construction concept. Modular design will evolve from modularization of components to modularization of the architecture and modularization of the computer room, eventually achieving full modularization of the data center. Fully modularized has the advantages of rapid deployment, flexible expansion, simple operation and maintenance, high efficiency and energy saving.

Phases of the Project

The “Data Center” project consists of phases 1 and 2. Phase 1 is completed. Under Phase 1, 100% of the Data Center has been leased to Huawei Technologies Co, Ltd. and various local government agencies. Huawei Technologies Co., Ltd. is a Chinese multinational technology company headquartered in Shenzhen, Guangdong. It designs, develops, and sells telecommunications equipment and consumer electronics.

In phase 1, Qinzhou City Development fronted 100% of the 270 million Yuan for the building and all basic infrastructure such as water, sewage and electricity. The work is completed and the tenants have competed the process of renovating the building according to their own specifications. We assisted with the lease signed by Huawei Technologies Co., Ltd. and thus we have the opportunity to purchase a percentage of the rental income based on our 20% investment. If we are able to raise the money, we will be able to participate in that revenue and with phase 2 of the project. We also have the ability to invest more than 20% in phase 1 if we elect.

If we are able to finance 20% of phase 1, then we will be able to participate in phase 2 of the project. Phase 2 of the project will cost an estimated 7 billion Yuan and we plan to invest in this phase as well. It will include all the land set aside for the project, infrastructure and all equipment. Under this phase, we would sign a lease with the China Transportation Agency which will take up all the space and data capacity on phase 2. We have technology partners from North America with the technical skills and systems in AI for the purpose servicing our clients/tenants in the Data center project. We are capable of managing all technical aspects on behalf of our tenants. Thus, under this phase, we plan to rollout our service architecture, as described below.

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Yayun Network

Yayun Network expects to lease space at the data center and it also expects to lease IT equipment and services from an IDC company that will be bundled and offered to tenants. Payments by tenants for the IT equipment and services will be shared between Yayun Network and the licensed IDC provider, but the IDC provider will be in charge of all maintenance and continued services for IT equipment and services required by tenants. Yayun Network is an investment company, not positioned as an IDC cloud computing company. Yayun Network’s investment mandate is in the non-IT part of the project, including construction and maintenance and non-IT equipment.

According to the "IDC/ISP Service Application FaQs" released by the China Academy of Information and Communication Technology in May 2013, the leasing of civil construction, power supply, fire control, monitoring, refrigeration and security prevention belongs to the scope of real estate leasing and not IDC services. On the other hand, IT facilities (such as database systems, racks, servers, and storage) or communication lines and egress bandwidths are leased by agents, they belong to the business scope of IDC.

As such, a WFOE can directly acquire the land required for IDC construction, and construct non-IT equipment infrastructure, including civil engineering, power supply, firefighting, monitoring, refrigeration and security, which belong to the real estate leasing category. In order to offer IT equipment and services, it must be an IDC licensed operator. So we plan to lease the IT equipment and services from licensed IDC companies and offer them to tenants with payments shared between Yayun Network and the licensed IDC companies. As of now, we do not have any agreements with IDC providers, but there are several entities that can accomplish the task, and Yayun Netwrok plans to be coordinating terms on pricing for agreements with these operators.

Since Yayun Network does not involve the operation and ownership of IT equipment and services, that means that the data stored by the IT equipment and services has no association with Yayun Network. As such, Yayun Network does not require any permission or licensure from the Cyberspace Administration of China (CAC). The CAC is the central Internet regulator, censor, oversight, and control agency for the People's Republic of China. The CAC supervises enterprises providing internet information services to the outside world. A tenant of Yayun Network rents built out space with the features mentioned above from Yayun Network and leases IT equipment and services bundled through an IDC company and offered by Yayun Network. The IDC provider will be responsible for IT related issues for tenants under the appropiate CAC regulations. Morever, the tenant builds the cloud center architecture environment of its own enterprise, and operates the ownership and operation rights of the data generated by its core business. All of such operations have no relation with regard to Yayun Network. As Yayun Network only provides non-IDC’s basic services, and does not provide internet information to the outside world, it is thus the tenant’s sole and full responsibility to ensure that their supervision of business data meets the regulatory requirements of CAC.

As Yayun Network is a registered WFOE with approved scope of business, and for as long as we operate within the legal framework of business, and do not get involved or handle tenant’s business data, we have strong reason to believe that we will continue to stay compliant with the regulations or policies that have been issued by the CAC to date. Also, since our WOFE will not be raising capital through the sale of securities, the CRSC would not be involved in its operations.

Both our WFOEs are legal business entities with approved scope of business, and as long as we operate within the legal framework of our businesses and adhering to all relevant rules and regulation under China Laws, we believe that we will be compliant within these laws. Notwithstanding the foregoing, the actions of the Chinese government are outside of our control. Any changes in the interpretation of existing laws or changes in the current structures that look unfavorably on our status as WFOEs or that change the terms of our agreements with the Chinese authorities in any negative manner could prevent us from offering securities, result in an offering of worthless securities or cause us to go out of business. Investors should beware of these overriding issues in deciding to purchase our securities.

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Our Service Architecture

Through cloud computing, block chain, artificial intelligence, infrastructure services, data backup, information service outsourcing and other product services, we hope to provide modern ways for government departments or enterprise organizations to meet changing usage needs and accelerate internal efficiency and innovation.

We plan to retain the services of computer engineers to complete our software platform. These engineers are currently located in Canada and China and they have expressed a desire to assist our management complete the project. We plan to build a cloud computing and big data center where governments and other customers have the ability to explore, share, and unlock the value of data. To realize this vision, we plan to retain the proper personnel and develop a cloud data platform as an ecosystem where customers, partners, and data providers can break down data silos and derive value from rapidly growing data sets in secure, governed, and compliant ways.

We believe our platform, once completed, will enable customers to consolidate data into a single source of truth to drive meaningful government or business insights, build data-driven applications, and share data. We plan to deliver our platform through a customer-centric, consumption-based business model, only charging customers for the resources they use.

Our platform is expected to solve the decades-old problem of data silos and data governance. Leveraging the elasticity and performance of the public cloud, our platform should enable customers to unify and query data to support a wide variety of use cases. We also plan for it to provide frictionless and governed data access so users can securely share data inside and outside of their organizations, generally without copying or moving the underlying data. As a result, customers can blend existing data with new data for broader context, augment data science efforts, or create new monetization streams. Delivered as a service, our platform is expected to require near-zero maintenance, enabling customers to focus on deriving value from their data rather than managing infrastructure.

Once completed, our cloud-native architecture will be designed to consist of three independently scalable layers across storage, compute, and cloud services. The storage layer ingests massive amounts and varieties of structured and semi-structured data to create a unified data record. The compute layer provides dedicated resources to enable users to simultaneously access common data sets for many use cases without latency. The cloud services layer intelligently optimizes each use case’s performance requirements with no administration. This architecture is expected to be built on three major public clouds across 22 regional deployments around the world. These deployments, once completed, will be interconnected to create our single Cloud Data Platform, delivering a consistent, global user experience.

Our platform is expected to support a wide range of use cases that enable our customers’ most important business objectives, including data engineering, data lake, data warehousing, data science, data applications, and data sharing. For example, anticipated applications may include: CIOs choose us to help migrate petabytes of raw data to the public cloud and transform it into analytics-ready data; CMOs choose us to create 360-degree customer views; or Business leaders choose us to distill insights from their most important business metrics. Data scientists may choose us to simplify data transformation to build better machine learning algorithms. Businesses may choose us as the analytical engine to power their digital services. CEOs may choose us as a strategic partner to accelerate their cloud strategies and deliver new revenue-generating services.

Our business is expected to benefit from powerful network effects. The Data Cloud is expected to grow as organizations move their siloed data from cloud-based repositories and on-premises data centers to the Data Cloud. The more customers adopt our platform, once completed, the more data can be exchanged with other customers, partners, and data providers, enhancing the value of our platform for all users. We believe this network effect will help us drive our vision of the Data Cloud.

Intelligent Transportation

We hope to create a high security system to collect audio and video data and storage the data with disaster recovery protections. The same system is expected to not only house but transmit large amounts of data with backbone bandwidth. The system is designed for real-time traffic information, pedestrian information and other traffic data.

The application would allow for customers to have a shared repository to provide data support for big data mining analysis. Facing the increasing demand for data storage and processing, the government needs massive, stable, secure, and seamlessly integrated data centers and big data platforms with the existing computing ecosystem to improve modern governance capabilities. Data security is needed across the board, and we believe that includes firefighting, public security, community and utilities (Gas, electricity, water) where all stand to benefit from our systems.

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The levels of information needed by governing bodies has only increased with time. We believe the increase in demand for proper storage, traffic and analysis will be significantly greater than it was in the past. We intend to provide this service.

Digital Government

We also intend to construct information “islands” to promote digital governance.

Industrial Hemp Products

Industrial hemp cultivation and CBD extraction is classified as control business in China. Only the Yunnan and Heilongjiang Provinces are allowed to grow industrial hemp. Our company, through its subsidiary in Yunnan Province is the first foreign company granted a license to grow industrial hemp. We were granted the license because we believe that we have introduced the most updated and advanced technology in industrial hemp grow operation. We have introduce the Chinese to the North American hydroponics indoor grow technology from seed cloning to tissue culture within government selected compounds. The mature plants will be hand planted on open fields with soil. The process repeats itself with every planting cycle to ensure quality control and easier core for farm hands.

We were allowed to bring in one time only female seeds that contain no more than 0.3% THC content and those seeds have to be sent directly to a local government facility for storage and indoor plantings under strict monitoring by government officials. The seeds will go through cloning by way of tissue culture and then planted indoor until it reaches about a foot. All mature plants will then get distributed to local farmers on the leased land for planting. Harvesting will be monitored and shipped to a designated extraction center for CBD extraction. Finished CBD products will be inspected and shipped to a licensed CBD dealer aboard. The process is a standard process in the province of Yunnan and fully compliance with national standard.

On December 1, 2019, our subsidiary, Hemp Yunnan International Holdings Co., Ltd., secured a land lease of 25 years from Hemp Industry (Yuxi) Co., Ltd. as lessor and in coordination with the Chinese authority, Yuanjiang Hani Yi and Dai Autonomous County People's Government (“Yuanjiang Hani”), with a right to renew for an additional 25 years. The agreement covers a startup of 1,000 acres to a maximum of 30,000 acres in the next few years. Basically, it is a land lease assembly all over the region, including Shangbaha Village (Yangcha street), Jiuzhai area of Lijiang street, Ganba subdistrict of Ganzhuang street, Shangzhai area of Nanuo township, and old district of Chengjiang street. Lease rate on per acre of land starts at USD 800 per annum. Cost on farm hands per acre is $1 per acre and cost is set at USD 7,500 per annum. On the land we pick, we have the right to convert existing use of the farmland from any crop to industrial hemp growth with a one-time conversion fee.

The December 1, 2019 land lease agreement stems from an earlier agreement dated September 2019 among Yuanjiang Hani, KMT Hansa Group and Guangxi Hanma Biotechnology Co., Ltd. KMT Hansa Group was tasked with establishing a foreign-invested company with an independent legal personality in the territory of Yuanjiang county. The entity formed was Hemp (Yunnan) International Holdings Co., Ltd., which is currently held by Bioem Overseas Development Limited after being transferred by KMT Hansa Group.

The plan is to build an annual production capacity of 200-300 tons of CBD production line and corresponding supporting facilities, and comprehensively developing and utilizing hemp fiber, sesame oil, hemp protein, etc. series products. Through five years of joint efforts, Yuanjiang will be built into an industrial cannabis planting base, an industrial center, a trading center, and a product standard setter, making the industrial cannabis industry a pillar industry for sustainable development of Yuanjiang.

We were required to establish a foreign-invested company with independent legal personality in the Territory of Yuanjiang County. Our wholly owned subsidiary, Hemp (Yunnan) International Holdings Co., Ltd., meets this requirement and will need total capital of $20m to fund this project. We are also required to contract with farmers for seed supply, planting area, planting variety, product purchase, etc., For this offering, we have earmarked $5,000,000 towards this project on 300 acres for a year of operating costs. We intend to raise money and use all of the available land lease, but that will require us to raise additional funds beyond that requested in this offering. There is no assurance that we will be able to raise such money to secure our land lease and hemp operations.

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Competition

The markets we serve are highly competitive and rapidly evolving. With the introduction of new technologies and innovations, we expect the competitive environment to remain intense. Our competition includes the following:

▪	large, well-established, public cloud providers that generally compete in all of our markets, including AWS, Azure, and GCP;
▪	less-established public and private cloud companies with products that compete in some of our markets; and
▪	other established vendors of legacy database solutions or big data offerings.
▪

We believe we compete favorably based on the following competitive factors:

▪	ability to provide and innovate around an architecture that is purpose-built for the cloud;
▪	ability to efficiently and seamlessly ingest diverse data types in one location at scale;
▪	ability to drive business value and ROI;
▪	ability to support multiple use cases in one platform;
▪	ability to provide seamless and secure access of data to many users simultaneously;
▪	ability to seamlessly and securely share and move data across public clouds or regions;
▪	ability to provide a consistent user experience across multiple public cloud providers;
▪	ability to provide pricing transparency and optimized price-performance benefits;
▪	ability to elastically scale up and scale down in high-intensity use cases;
▪	ease of deployment, implementation, and use;
▪	performance, scalability, and reliability;
▪	security and governance; and
▪	quality of service and customer satisfaction.

See the section titled “Risk Factors” for a more comprehensive description of risks related to competition.

Government Regulation

According to the requirements of the "China-ASEAN Information Port Construction Plan" issued in 2016-2017, indicated to promote the construction of several major projects, lay out a number of key industrial bases serving ASEAN, and initially form the overall framework of China-ASEAN Information Port, in order to continue to deepen exchanges and cooperation with ASEAN countries Consolidate the foundation. The requirements targeted at the prominent role of regional communication hub and the active cooperation and exchanges in the Internet field.

In April 2020, the Central Committee of the Communist Party of China and the State Council issued the "Opinions on Developing a Complete Factor Market Allocation System and Mechanism", which regards data as a production factor alongside land, labor, capital, and technology, and requires "speeding up the cultivation of data as a factor market" . This marks the development of data as a new production factor from the input stage to the output and distribution stage. The ability to configure data elements will become a key part of the development of the digital economy and become a new driving force for high-quality economic development.

The data center has become an important part of the "new infrastructure". In March 2020, a meeting of the Standing Committee of the Political Bureau of the CCP Central Committee emphasized speeding up the construction of new infrastructure such as 5G networks and data centers. As a core component of the "new infrastructure", the data center has become increasingly important and will soon usher in a new round of development. In the context of “new infrastructure”, data centers are not just computer rooms for storing computing, storage and network equipment in the traditional sense, but also a component of public computing facilities that embody new development concepts such as innovation. Artificial

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intelligence, industrial Internet, cloud computing and other new-generation information technology development data hubs and computing power carriers are of great strategic significance for cultivating new forms of smart economy and enhancing regional core competitiveness in the future.

On December 1, 2019, our subsidiary, Hemp Yunnan International Holdings Co., Ltd., secured a land lease of 25 years from Hemp Industry (Yuxi) Co., Ltd. as lessor and in coordination with the Chinese authority, Yuanjiang Hani Yi and Dai Autonomous County People's Government (“Yuanjiang Hani”), with a right to renew for an additional 25 years. With regard to our industrial hemp products, we were granted a license by the Chinese government because we believe that we have introduced the most updated and advanced technology in industrial hemp grow operation. We have introduce the Chinese to the North American hydroponics indoor grow technology from seed cloning to tissue culture within government selected compounds. The mature plants will be hand planted on open fields with soil. The process repeats itself with every planting cycle to ensure quality control and easier core for farm hands. We are allowed to bring in one-time only female seeds that contain no more than 0.3% THC content and those seeds have to be sent directly to a local government facility for storage and indoor plantings under strict monitoring by government officials.

Chinese industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. We are currently only allowed to bring in one time only female seeds that contain no more than 0.3% THC content and those seeds have to be sent directly to a local government facility for storage and indoor plantings under strict monitoring by government officials. Notwithstanding this allowance, there is a risk the government could pull this allowance at any time. In addition, violations of Chinese laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. In addition, it is likely that regulations may be enacted in the future that will be directly applicable to our CBD business. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our CBD business.

Company Structure and Regulatory Environment

The Company is not a Chinese operating company but a Nevada company with operations conducted by its subsidiaries based in Hong Kong and China. The Company is the entity in which investors are purchasing shares of common stock in this offering.

Bioem is the Company’s wholly owned subsidiary in Hong Kong, and it wholly owns the WFOEs, Hemp Yunnan International and Yayun Network.

Yayun Network and Hemp Yunnan International are registered as Wholly Foreign-Owned Enterprises (WFOEs). Both our WFOEs are registered with China’s State Administration for Industry and Commerce (SAIC) and the governing laws for both WFOEs are People’s Republic of China Company Law and WFOE Law. SAIC processed and approved both our WFOEs, and this mean that both our WFOE’s scope of business, operation and place of operation meet the stringent requirement of SAIC.

Hemp Yunnan International

The Yunnan Province Industrial Hemp Planting and Processing Regulation was enacted on January 1, 2010, thus officially legalizing the planting and processing of hemp for industrial use purposes. Hemp Yunnan International’s operation is located at Yunnan province. We plan to strictly adhere to the rules and regulation of Industry Hemp’s rules and regulations.

Yayun Network

Yayun Network expects to lease space at the data center and it also expects to lease IT equipment and services from an IDC company that will be bundled and offered to tenants. Payments by tenants for the IT equipment and services will be shared between Yayun Network and the licensed IDC provider, but the IDC provider will be in charge of all maintenance and continued services for IT equipment and services required by tenants. Yayun Network is an investment company, not positioned as an IDC cloud computing company. Yayun Network’s investment mandate is in the non-IT part of the project, including construction and maintenance and non-IT equipment.

According to the "IDC/ISP Service Application FaQs" released by the China Academy of Information and Communication Technology in May 2013, the leasing of civil construction, power supply, fire control, monitoring, refrigeration and security prevention belongs to the scope of real estate leasing and not IDC services. On the other hand, IT facilities (such as database systems, racks, servers, and storage) or communication lines and egress bandwidths are leased by agents, they belong to the business scope of IDC.

As such, a WFOE can directly acquire the land required for IDC construction, and construct non-IT equipment infrastructure, including civil engineering, power supply, firefighting, monitoring, refrigeration and security, which belong to the real estate leasing category. In order to offer IT equipment and services, it must be an IDC licensed operator. So we plan to lease the IT equipment and services from licensed IDC companies and offer them to tenants with payments shared between Yayun Network and the licensed IDC companies. As of now, we do not have any agreements with IDC providers, but there are several entities that can accomplish the task, and Yayun Netwrok plans to be coordinating terms on pricing for agreements with these operators.

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Below is a diagram that shows the relationship among the parties:

Quark
External party
USA
QTGI
Hong Kong
BIOEM
China
WFOE
Yayun Network
Provide lease
services
3rd Party Local Operating Company
with IDC license
Services
Service
Architecture
Provide IDC services
Clients
IT equipment
Provide lease
services
Project
property
Non IT
equipment *
*: power supply, fire protection, monitoring, refrigeration

Since Yayun Network does not involve the operation and ownership of IT equipment and services, that means that the data stored by the IT equipment and services has no association with Yayun Network. As such, Yayun Network does not require any permission or licensure from the Cyberspace Administration of China (CAC). The CAC is the central Internet regulator, censor, oversight, and control agency for the People's Republic of China. The CAC supervises enterprises providing internet information services to the outside world. A tenant of Yayun Network rents built out space with the features mentioned above from Yayun Network and leases IT equipment and services bundled through an IDC company and offered by Yayun Network. The IDC provider will be responsible for IT related issues for tenants under the appropiate CAC regulations. Morever, the tenant builds the cloud center architecture environment of its own enterprise, and operates the ownership and operation rights of the data generated by its core business. All of such operations have no relation with regard to Yayun Network. As Yayun Network only provides non-IDC’s basic services, and does not provide internet information to the outside world, it is thus the tenant’s sole and full responsibility to ensure that their supervision of business data meets the regulatory requirements of CAC.

As Yayun Network is a registered WFOE with approved scope of business, and for as long as we operate within the legal framework of business, and do not get involved or handle tenant’s business data, we have strong reason to believe that we will continue to stay compliant with the regulations or policies that have been issued by the CAC to date. Also, since our WOFE will not be raising capital through the sale of securities, the CRSC would not be involved in its operations.

Both our WFOEs are legal business entities with approved scope of business, and as long as we operate within the legal framework of our businesses and adhering to all relevant rules and regulation under China Laws, we believe that we will be compliant within these laws. Notwithstanding the foregoing, the actions of the Chinese government are outside of our control. Any changes in the interpretation of existing laws or changes in the current structures that look unfavorably on our status as WFOEs or that change the terms of our agreements with the Chinese authorities in any negative manner could prevent us from offering securities, result in an offering of worthless securities or cause us to go out of business. Investors should beware of these overriding issues in deciding to purchase our securities.

Employees, Consultants and Contractors

We currently operate our business through our officers and directors. We expect to hire additional personnel, as needed, to staff our operations.

Corporate History

On February 17, 2017, we entered into share exchange agreement with StarPower ON Systems, Inc., a Canadian corporation (“StarPower Canada”), to acquire the company in exchange for shares of our common stock. The acquisition provided us with certain assets and license rights in the fuel cell technology business.

In March 2017 Dr. Xianguo Li was issued 3,507,000 shares of common stock resulting in 50.1% ownership and control of our outstanding shares in exchange for a 10% stake in StarPower Canada. Dr. Li also became a director of the Company. Subsequently, in October 2017 Dr. Li was issued 82,800,000 shares of common stock in exchange for acquiring the remaining 90% stake in StarPower Canada. As a result, StarPower Canada became a wholly owned subsidiary of the Company. During the year ended February 28, 2019, Dr. Li agreed to cancel his shares in exchange for the cancellation of the previous deal that acquired StarPower Canada. As a result, the Company recorded a loss on divesture in the amount of $258,465 and reclassified the shares issued to Dr. Li as shares to be cancelled. The shares issued to Dr. Li were formally cancelled in April 2020.

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company at a fixed price of $____________ per share established at qualification for the duration of the offering. The Company intends to set the fixed price in a prospectus supplement filed with the SEC in accordance with Rule 253(c) and (g). There is no assurance that we will raise the full amount of the offering. Proceeds may only be used by the Company and its wholly owned subsidiaries.

If 3,333,333 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Offering Expenses	$35,000
Data Center – engineering, construction, systems, equipment, tooling
Platform Software
Platform Hardware
Operating Costs - staff, administration, legal, accounting, etc.
Rent and Utilities	8,100,000
Annualized operating cost and AI preperation work for phase 2	2,000,000
Yunnan industrial hemp license to clone, cultivate and planting for CBD extraction on initial 300 acres of lease land – start up investment including equipment, land lease payment and first year operating cost.	5,000,000
Miscellaneous & Reserve for Working Capital	4,864,998
TOTAL	$19,999,998

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If 2,499,999 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Offering Expenses	$35,000
Data Center – engineering, construction, systems, equipment, tooling
Platform Software
Platform Hardware
Operating Costs - staff, administration, legal, accounting, etc.
Rent and Utilities	8,100,000
Annualized operating cost and AI preparation for phase 2	2,000,000
Yunnan start up with first 100 acres with base cost	2,500,000
Miscellaneous & Reserve for Working Capital	2,364,998
TOTAL	$14,999,998

If 1,666,666 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Offering Expenses	$35,000
Data Center – engineering, construction, systems, equipment, tooling
Platform Software
Platform Hardware
Operating Costs - staff, administration, legal, accounting, etc.
Rent and Utilities	8,100,000
Miscellaneous & Reserve for Working Capital	1,864,998
TOTAL	$9,999,999

 If 833,333 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Offering Expenses	$35,000
Data Center – engineering, construction, systems, equipment, tooling
Platform Software
Platform Hardware
Operating Costs - staff, administration, legal, accounting, etc.
Rent and Utilities
Miscellaneous & Reserve for Working Capital	$4,964,999
TOTAL	$4,999,999

The above figures represent only estimated costs for the next 12 months.

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DILUTION

The price of the current offering is fixed at $___________ per share (within the range of $4 to $6 per share) established at qualification for the duration of the offering. The Company intends to set the fixed price in a prospectus supplement filed with the SEC in accordance with Rule 253(c) and (g).

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

The values in the table immediately following are rounded to the nearest hundredths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(75% of shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$6.00	$6.00	$6.00	$6.00
Book Value Per Share Before the Offering	$0.001	$0.001	$0.001	$0.001
Book Value Per Share After the Offering	$0.05	$0.10	$0.14	$0.19
Net Increase to Original Shareholder	$0.05	$0.10	$0.14	$0.19
Decrease in Investment to New Shareholders	$5.95	$5.90	$5.86	$5.81
Dilution to New Shareholders (%)	99%	98%	98%	97%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(74,875)
Net proceeds from this offering	19,999,998
$19,925,123
Denominator:
Shares of common stock outstanding prior to this offering	102,075,103
Shares of common stock to be sold in this offering offered by the Company (100%)	3,333,333
105,408,436

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(74,875)
Net proceeds from this offering	14,999,994
$14,925,119
Denominator:
Shares of common stock outstanding prior to this offering	102,075,103
Shares of common stock to be sold in this offering offered by the Company (50%)	2,499,999
104,575,102

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Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(74,875)
Net proceeds from this offering	9,999,996
$9,925,121
Denominator:
Shares of common stock outstanding prior to this offering	102,075,103
Shares of common stock to be sold in this offering offered by the Company (50%)	1,666,666
103,741,769

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(74,875)
Net proceeds from this offering	4,999,998
$4,925,123
Denominator:
Shares of common stock outstanding prior to this offering	102,075,103
Shares of common stock to be sold in this offering offered by the Company (25%)	833,333
102,908,436

PLAN OF DISTRIBUTION

This Offering Statement is part of the Form 1-A that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

Quotation

Our Common Stock is traded on the OTCMarkets.com Pink Sheet Open Market under the symbol “QTGI.”

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Pricing of the Offering

Prior to the offering, there has been a limited public market for our common shares. The initial public offering price of $___________ per share was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value. The principal factors considered in determining the initial public offering price include:

▪	the information set forth in this Offering Statement and otherwise available;

▪	our history and prospects and the history of and prospects for the industry in which we compete;

▪	our past and present financial performance;

▪	our prospects for future earnings and the present state of our development;

▪	the general condition of the securities markets at the time of this offering;

▪	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

▪	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

▪	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

▪	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

▪	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

▪	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,812,500;
▪	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

▪	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

▪	You are a trust with total assets in excess of $1,812,500, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

▪	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,812,500.

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Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Procedures for Subscribing

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may use the proceeds in accordance with the Use of Proceeds.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 350,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May 6, 2022, there were 102,075,103 shares of our common stock issued and outstanding. Our shares are currently held by 531 stockholders of record. As of May 6, 2022, there were no shares of our preferred stock outstanding.

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Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and number of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;
5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
8.	Any other relative rights, preferences and limitations of that series

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Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock but we do anticipate establishing employee stock option plans.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Market Information

Our common stock is quoted under the symbol “QTGI” on the OTCPink operated by OTC Markets Group, Inc.

There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

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Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Recent Sales of Unregistered Securities

On April 23, 2020, we entered into a share exchange agreement with Bioem Overseas Development Limited, a company incorporated in Hong Kong (“Bioem”), to acquire the company in exchange for 86,300,000 shares of our common stock

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by The Doney Law Firm at 4955 S. Durango Rd. Ste. 165, Las Vegas, NV 89113.

The financial statements of the Company appearing elsewhere in this Offering Statement have been prepared by management and have not been reviewed or audited by an independent accountant.

DESCRIPTION OF FACILITIES AND PRINCIPAL PLACE OF BUSINESS

Our headquarters is located at 80D Leitchcroft Cres Thornhill Ontario. The location is owned by Edward Chan and is also the principal resident of Edward Chan. Our offshore office address is located at No. 201, 29 Xiaguo Hou Street, Xiaguo, Qingcheng District, Qingyuan City, Guangdong Province, China. The office premises has a lease term of 5 years expiring May 2025. This is the operations address for the call center. Lower level personnel staff this office, including a technical advisor, marketing advisor and admin coordinator, who report to Jieliang Chen, the Company’s President, who in turn reports to the Company’s top management in Ontario, Canada.

Having a principal place of business in the United States or Canada is a condition to the availability of the Regulation A exemption for the offering pursuant to Rule 251(b)(1) of Regulation A. We meet this condition as our principal place of business is located in Canada. Edward Chan, our Chief Executive Officer, Ankit Gosain, our Chief Financial Officer, and newly appointed Dickson Ng, our Chief Technology Officer, are all located in Canada and they primarily direct, control and coordinate our business activities in China. These individuals occupy the highest level of management in our company. The majority of our board of directors are also located in Canada with one in the United States. From these locales, our company primarily directs, controls and coordinates its business activities in China, and expects to do so for the foreseeable future.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current directors and executive officers.

Name	Age	Position(s)	Term of Office as Director	Residence and Company/Subsidiary Work Location	Hours worked per week for Company or Subsidiaries
Edward Chan	59	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	Since March 31, 2020	80D Leitchcroft Cres Thornhill Ontario Canada	40 hours per week
Jieliang Chen	50	President and Director	Since January 1, 2021	Room 201, 29 Xiaguohou Street. Qingcheng District, Qingyuan City Guangdong Province PRC	40 hours per week
Ankit Gosain	29	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	n/a;	3950 14th Ave, Markham ON Canada	15 hours per week
Dickson Ng	40	Chief Technology Officer and Director	Since May 18, 2021	9473 Kennedy Rd. Markham ON Canada L6C0W8	40 hours per week

James L. Sintros	73	Director	Since January 1, 2021	134 Boston Road, Chelmsford MA USA 01824	1 hour per month
Phillip Wong	33	Director	Since January 1, 2021	Flat B 19/F Block 3 Parkland Villa Tuen Mun NT Hong Kong	40 hours per week

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Edward Chan

Mr. Chan has been involved in finance, investment analysis and growing technology-based companies for the past 30 years. From June 2010 to June 2016, Mr. Chan was the Managing Director of KMT Global Resources Corp, a significant shareholder of the company and involved in the commercialization of technologies for various companies. From 2005 to 2010, he was Senior VP of Magplane Technology, Inc., where he was responsible for finance and global business development. He holds an MBA from McMaster University in Ontario Canada.

Mr. Chan is qualified to serve on our Board of Directors because of his experience and knowledge in growing technology companies.

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Jieliang Chen

From 2015 – 2018, Mr. Chen was the owner and operator of a private equity and consulting firm called Guangxi Taokit Mingsing Ltd., which consults with major international computer technology firms to come to Guangxi and Yunnan to set up business. From 2018 to present, he has been Chief Executive Officer of our subsidiary, Bioem Oversea Development Limited, and his main responsibility is with our Yayun subsidiary to develop and prepare the deployment of the data center and industrial hemp operations in Guangxi and Yunnan China under the direction and oversight of Edward Chan, our Chief Executive Officer.

Mr. Chen is qualified to serve on our Board of Directors because of his experience and knowledge in growing technology companies.

James L. Sintros

Mr. Sintros is internationally known in the fields of business, education, philanthropy, and motorsports.  He serves on the boards of corporations, educational and healthcare institutions and charitable foundations in the United States, Europe, Asia, Africa, the Middle East and the Caribbean. Mr. Sintros is the longest serving director of the Hult International Business School which has campuses in Boston, San Francisco, London, Dubai and Shanghai, and he is a member of the governing body of Ashridge Business School in the UK. Mr. Sintros is President of the Joseph W. Stilwell Institute Foundation, a US tax-exempt charitable foundation, which supports the Stilwell Museum in Chongqing, P.R. China.

We believe Mr. Sintros is well-qualified to serve as a member of the Board of Directors due to his public company experience, financial markets knowledge and business contacts.

Ankit Gosain

Mr. Gosain has experience in providing accounting, tax, business advisory and corporate strategy services to a variety of industries including cannabis, technology, pharmaceutical, engineering, real estate and natural resources. Mr. Gosain has in-depth knowledge of International Financial Reporting Standards, Canadian Auditing Standards, International Auditing Standards and US GAAP. Mr. Gosain provides practical solutions to complex accounting, financial and corporate matters affecting businesses.

Mr. Gosain has helped senior management of numerous companies in understanding and implementing continually changing accounting, corporate governance and regulatory requirements. Mr. Gosain has experience in go public transactions through CPCs and reverse takeover transactions. Mr. Gosain has assisted companies with business acquisition reports, financial forecasts, pro-forma financial statements, financial statements, MD&A and other regulatory documents.

Mr. Gosain is a graduate from the University of Western Ontario with a specialization in accounting and has obtained a Chartered Professional Accountant and Chartered Accountant designation. Mr. Gosain has experience working in national and international accounting firms in Canada.  Mr. Gosain currently serves as Chief Financial Officer of KMT-Hansa Corp., a non-operating listed issuer, and Delota Corp. (formerly, Spyder Cannabis Inc.) and provides advisory services to a number of private and public companies.

Dickson Ng

Mr, Ng is the co-founder of MedGreen Biologicals from November 2017 to present.  MedGreen is a consulting company for cannabis license producers, including consulting for applications for licensing, GMP site plan design, preparing standard of operation procedures, and security and administrative software installation. He is also Chief Operating Officer of Miss Globe Group Inc. from March 2016 to present.  Miss Globe is an international beauty pageant icon trademarked in 1975. It collects license fees from different countries' national directors and produces grand final beauty pageant show around the globe annually to honor the best candidates in different categories.

Mr. Ng is also a producer at Crowntown Pictures Inc., a movie production company, from February 2008 to present.

Mr. Ng is also an officer with Merklex Inc., a newly formed company with a team of 10 programmers doing contract work for major financial institutions mainly in the area of AI technology and programming.

Mr. Ng graduated from the University of Waterloo with a Bachelor’s degree in Maths, Computer Science and C&O (Combinatorics and Optimization).

Philip Wong

From September 2013 to June 2016, he was Vice President of China Canton Exchange Group, Guangzhou. From July 2016 to December 2018, he was CEO of GuangDong K-Banker Group, Guangshou. From January 2018 to the present, Mr. Wong has been Owner of Precious International Investment Management, Hong Kong.

From 2018 to present, he has worked as General Manager of Bioem Oversea Development Limited, and his main responsibility is to assist Mr. Chen with our Yayun subsidiary to develop and prepare the deployment of the data center and industrial hemp operations in Guangxi and Yunnan China under the direction and oversight of Edward Chan, our Chief Executive Officer.

Mr. Wong holds as BBA from the City University of Hong Kong, Hong Kong. He holds an MBA from the University of Bradford, Hong Kong, London.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

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Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Ethics. The small number of individuals comprising our board and management does not warrant the adoption of a Code of Ethics.

Conflicts of Interest

Certain officers and directors have other business interests aside from the Company’s operations as they are part-time employees. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests currently and in the future to which they devote their attention to, and they may be expected to continue to do so although management time must also be devoted to the Company’s business. As a result of the Company having other business interests, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to the Company.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

In this regard, it should be pointed out that the Company’s officers and directors, while working on other business interests, are not working in business interests that are conflicting or in the same nature of the business as the Company operates in.

Notwithstanding, in general, our officers and directors of the Company are required to present business opportunities to the Company if:

▪	the Company could financially undertake the opportunity;

▪	the opportunity is within the Company’s line of business; and

▪	it would be unfair to the Company and its stockholders not to bring the opportunity to the attention of the Company.

We are at risk that our officers and directors will favor their other business interest over the needs of the Company. These competing business interests could interfere with the Company’s ability to successfully implement our business plans and could harm the Company.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended February 28, 2021 and February 29, 2020.

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SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Chan Chief Executive Officer, Chairman and Director (Principal Executive Officer)	2021 2022	- -	- -	- -	- -	- -	- -	- -	- -
Ankit Gosain Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	2021 2022	- -	- -	- -	- -	- -	- -	- -	- -
Jieliang Chen President and Director	2021 2022	- -	- -	- -	- -	- -	- -	- -	- -
Philip Wong General Manager of Bioem Oversea Development Limited	2021 2022	- -	- -	- -	- -	- -	- -	- -	- -
Dickson Ng Chief Technology Officer	2021 2022	- -	- -	- -	- -	- -	- -	- -	- -

Narrative Disclosure to the Summary Compensation Table

There are no formal agreements to compensate any officers for their services. We have arranged for an annual salary of $150,000 for Edward Chan, $125,000 for Ankit Gosain and $150,000 for Jieliang Chen that commences on January 1, 2021. As at July 7, 2021, we have arranged for a salary of Dickson Ng of $150,000 that commenced on his appointment of the same date. Our officers and directors are reimbursed for expenses incurred on our behalf.

Directors and key officers have arranged with the Company to waive the January 1, 2021 and July 7, 2021 arrangements, respectively, and any accrual therefore until adequate funding is available to the Company. As at the date of this Reg A, no salary accrual or payment has been made to the respective directors and officers of the Company.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers or employees.

Outstanding Equity Awards at Fiscal Year-End

We do not have any outstanding equity awards.

Director Compensation

The table below summarizes all compensation of our directors as of February 28, 2022

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James L. Sintros	-	-	-	-	-	-	-
Phillip Wong	-	-	-	-	-	-	-

We have arranged a director fee for Jim Sintros  in the amount of $2,000 per month and Phillip Wong will be paid by HK Bioem and has not been paid or accrued as at the date of this filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 6, 2022 the number and percentage of the 102,075,103 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

49

Except as otherwise indicated, the address of each of the persons named in the table below is c/o Quark Technology Global Inc., 80D Leitchcroft Cres, Thornhill Ontario Canada L3T7W1.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned
Executive Officers and Directors
Edward Chan	21,235,988	21%
Ankit Gosain	300,000	Less than 1%
Jieliang Chen	34,650,000	34%
James L. Sintros	100,000	Less than 1%
Phillip Wong	300,000	Less than 1%
Dickson Ng	—	—
Executive Officers and Directors as a Group (5 persons)	56,585,988	55%
5% Shareholders
NONE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

On April 23, 2020, we entered into a share exchange agreement with Bioem Overseas Development Limited, a company incorporated in Hong Kong (“Bioem”), to acquire the company in exchange for 86,300,000 shares of our common stock. The acquisition provided us with the opportunity to 1) take part in the ownership of a data, blockchain and AI center located in the China Malaysia Industrial and Technology Park in Qinzhou City, Guangxi Province; and 2) develop a grow and cultivation license of industrial hemp for CBD extraction in Yunnan province. The land lease involved is approximately 30,000 acres. As a result of our agreement with Bioem, we are in the business of completing a Big Data center and developing an individual hemp growth operation for our service offerings.

In March 2017 Dr. Xianguo Li was issued 3,507,000 shares of common stock resulting in 50.1% ownership and control of our outstanding shares in exchange for a 10% stake in StarPower Canada. Dr. Li also became a director of the Company. Subsequently, in October 2017 Dr. Li was issued 82,800,000 shares of common stock in exchange for acquiring the remaining 90% stake in StarPower Canada. As a result, StarPower Canada became a wholly owned subsidiary of the Company. During the year ended February 28, 2019, Dr. Li agreed to cancel his shares in exchange for the cancellation of the previous deal that acquired StarPower Canada. As a result, the Company recorded a loss on divesture in the amount of $258,465 and reclassified the shares issued to Dr. Li as shares to be cancelled. The shares issued to Dr. Li were formally cancelled in April 2020.

We have notes payable from the chief executive officer of the Company, Mr. Edward Chan (the “Notes Payable”). The Notes Payable are unsecured, non-interest bearing and due on demand. As at February 28, 2022, $84,225 was outstanding under the Notes Payable (February 28, 2021 - $74,875). During the year ended February 28, 2022, Mr. Chan advanced $9,350 (February 28, 2021 - $20,470) as working capital advances for the Company’s operating expenses.

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FINANCIAL STATEMENTS AND EXHIBITS.

Quark Technology Global Inc.

INDEX TO FINANCIAL STATEMENTS

(UNAUDITED – EXPRESSED IN UNITED STATES DOLLARS)

51

Quark Technology Global Inc.

Balance Sheets

As at February 28, 2022 and 2021

(Unaudited – Expressed in United States Dollars)

	February 28, 2022	February 28, 2021

Assets

Current
Cash	$—	$—
Total Assets	$—	$—

Liabilities
Notes payable (Note 4)	$84,225	$74,875
Total Liabilities	$84,225	$74,875

Stockholders’ Deficiency
Common Stock	$15,693	$15,693
Shares to be cancelled	86,307	86,307
Additional paid-in capital	7,488,730	7,488,730
Accumulated deficit	(7,674,955)	(7,665,605)

Total Stockholders’ Deficiency	$(84,225)	$(74,875)

Total Liabilities and Stockholders’ Deficiency	$—	$—

The accompanying notes are an integral part of these financial statements.

F-1

Quark Technology Global Inc.

Statements of Operations and Comprehensive Loss

For the Years Ended February 28, 2022 and 2021

(Unaudited – Expressed in United States Dollars)

	Year ended February 28, 2022	Year ended February 28, 2021
Operating expenses
Legal fees	$4,500	$20,470
Transfer agent	4,850	—
Total operating expenses	9,350	20,470

Net and comprehensive loss	$(9,350)	$(20,470)

Number of common shares outstanding (basic and diluted)	102,000,103	102,000,103

Loss per share (basic and diluted)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F-2

Quark Technology Global Inc.

STATEMENT OF CHANGES IN EQUITY

For the Years Ended February 28, 2022 and 2021

(Unaudited - Expressed in United States Dollars)

	Share Capital	Additional Paid-in Capital	Shares to be cancelled	Accumulated Deficit	Cumulative Translation Adjustment	Total Shareholders’ Deficiency

Balance at February 29, 2020	$15,693	$7,488,730	$86,307	$(7,645,135)	$—	$(54,405)
Net and comprehensive loss for the year	—	—		(20,470)	—	(20,470)

Balance at February 28, 2021	$15,693	$7,488,730	$86,307	$(7,665,605)	$—	$(74,875)
Net and comprehensive loss for the year	—	—		(9,350)		(9,350)

Balance at February 28, 2022	$15,693	$7,488,730	$86,307	$(7,674,955)	$—	$(84,225)

The accompanying notes are an integral part of these financial statements.

F-3

Quark Technology Global Inc.
STATEMENT OF CASH FLOWS
For the Years Ended February 28, 2022 and 2021
(Unaudited - Expressed in United States Dollars)

	Year ended February 28, 2022	Year ended February 28, 2021

Net loss for the year	$9,350	$20,470
Non-cash portion of divesture	—	—
Net cash used in operations	(9,350)	(20,470)

Financing activities
Proceeds from loan	9,350	20,470
Net financing activities	9,350	20,470

Net cash decrease for the year	$—	$—

Cash, beginning of year	$—	$—

Cash, end of year	$—	$—

The accompanying notes are an integral part of these financial statements.

F-4

Quark Technology Global Inc.

NOTES TO THE FINANCIAL STATEMENTS

For the Years Ended February 28, 2022 and 2021

(Unaudited – Expressed in United States Dollars)

1. NATURE OF OPERATIONS

Quark Technology Global Inc. (“Quark” or the “Company) is a Nevada corporation that is listed and trades on OTC Markets under the symbol “QTGI”. The Company is currently a shell corporation with minimal activity over the last few years. The Company intends on entering into a business of cloud computing and data centers.

The address of the Company’s primary business office is 80 D Leitchcroft Cr., Thornhill, Ontario Canada.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in these financial statements, as at February 28, 2022, the Company has an accumulated deficit of $7,674,955 (February 28, 2021 - $7,665,605) and a working capital deficiency of $84,225 (February 28, 2021 - $74,875) for the year ended February 28, 2022. These conditions represent material uncertainty that cast significant doubts about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that the Company will not be able to continue as a going concern for the next twelve months without additional financing or increased revenues.

To meet these objectives, the Company continues to seek other sources of financing in order to support existing operations and to expand the range and scope of its business. However, there are no assurances that any such financing can be obtained on acceptable terms and in a timely manner, if at all. Failure to obtain the necessary working capital would have a material adverse effect on the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations.

These financial statements do not include any adjustments to the recorded assets or liabilities that might be material, should the Company have to curtail operations or be unable to continue in existence.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Preparation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(b) Basis of Measurement

The financial statements have been prepared on a historical cost basis. The financial statements are presented in United States dollars and the Company’s functional currency is US dollars.

(c) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates, and such differences could be material. The key sources of estimation uncertainty at the balance sheet date, which have a significant risk of causing a material adjustment to the carrying amounts of assets within the next financial year, include valuing equity securities and valuing the divesture as disclosed in Note 8. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company’s industry and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from its estimates

F-5

(d)  Principles of Consolidation

These financial statements include the accounts of the Company. The Company’s wholly owned subsidiaries, Bioem Overseas Development Limited, and Yayun Network Information Technology Co., Ltd. did not have any significant inter-company accounts or transactions. The results of these subsidiaries has not been included in the Company’s financial statements.

 (e)  Share-based Payments

Where equity-settled share options are awarded to employees, the fair value of the options at the date of grant is charged to the statement of comprehensive loss/income over the vesting period. Performance vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Non-vesting conditions and market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether these vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition or where a non-vesting condition is not satisfied.

Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the statement of comprehensive loss/income over the remaining vesting period.

Where equity instruments are granted to employees, they are recorded at the fair value of the equity instrument granted at the grant date. The grant date fair value is recognized in comprehensive loss/income over the vesting period, described as the period during which all the vesting conditions are to be satisfied.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received in the statement of comprehensive loss/income.

Options or warrants granted related to the issuance of shares are recorded as a reduction of share capital.

When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model.

All equity-settled share-based payments are reflected in contributed surplus, until exercised. Upon exercise, shares are issued from treasury and the amount reflected in contributed surplus is credited to share capital, adjusted for any consideration paid.

Where a grant of options is cancelled or settled during the vesting period, excluding forfeitures when vesting conditions are not satisfied, the Company immediately accounts for the cancellation as an acceleration of vesting and recognizes the amount that otherwise would have been recognized for services received over the remainder of the vesting period. Any payment made to the employee on the cancellation is accounted for as the repurchase of an equity interest except to the extent the payment exceeds the fair value of the equity instrument granted, measured at the repurchase date. Any such excess is recognized as an expense.

(f) Financial Instruments

Financial assets and financial liabilities are recognized in the balance sheet when the Company has become party to the contractual provisions of the instruments.

F-6

The Company’s financial instruments consist of notes payable. The fair values of these financial instruments approximate their carrying value, due to their short-term nature. Fair value of a financial instrument is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company’s financial instruments recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels, defined by ASC No. 820, Fair Value Measurement and Disclosure (“ASC 820”), with the related amount of subjectivity associated with the inputs to value these assets and liabilities at fair value for each level, are as follows:

Level 1:	-	Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2:	-	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3:	-	Inputs that are not based on observable market data.

(g) Income Taxes

The Company follows ASC No. 740-10, Income Taxes (“ASC 740-10”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes include, but are not limited to, accounting for intangibles, debt discounts associated with convertible debt, equity based compensation and depreciation and amortization. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(h) Share Capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares, preferred shares, share warrants and flow-through shares are classified as equity instruments. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

(i)  Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of Common Shares outstanding for the period, computed under the provisions of ASC No. 260-10, Earnings per Share (“ASC 260-10”). Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of Common Shares outstanding plus common stock equivalents (if dilutive) related to convertible preferred stock, stock options and warrants for each period. There were no common stock equivalent shares outstanding as at February 28, 2022 and February 28, 2021 that have been included in the diluted loss per share calculation as the effects would have been anti-dilutive.

4. NOTES PAYABLE

The Company has notes payable from the chief executive officer of the Company, Mr. Chan (the “Notes Payable”). The Notes Payable is unsecured, non-interest bearing and due on demand. As at February 28, 2022, $84,225 was outstanding under the Notes Payable (February 28, 2021 - $74,875).

F-7

5. CAPITAL MANAGEMENT

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern so that it can continue to provide returns for shareholders and benefits for other stakeholders.

The Company considers its working capital and the items included in the statement of changes in shareholders’ equity as components of its capital base. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through private placements, sell assets or return capital to shareholders. The Company is not subject to externally imposed capital requirements nor were there any changes in its approach to capital management during the year.

As of February 28, 2022, the Company has a working capital deficiency of $84,225 including cash on hand of $nil.

6. FINANCIAL INSTRUMENTS

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management process. There has been no change to the risk management during the year ended February 28, 2022 and 2021. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Fair Values

The Company does not have any financial instruments subject to fair value measurement. Due to the short-term nature of the Company’s accounts payable and loan facilities their carrying value approximates their fair value. Fair value of loans from related parties are also typically short-term in nature and their carrying value approximates their fair value.

Credit Risk

Credit risk is the risk that arises when a party to a financial instrument will be unable to discharge its obligations. The Company is not exposed to credit risk as it does not have any cash as at February 28, 2022 and February 28, 2021.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities as they become due.

Interest Rate Risk

The Company has loans from management that are not currently subject to specific repayment schedules or interest payments; exposure to interest rate risk is minimal at this time but may become significant in the future.

7. INCOME TAXES

The Company’s has had minimal operations and has not produced any taxable income in recent years. The Company has continued to suffer losses during the years ended February 28, 2022 and 2021. The Company expects to continue to suffer losses for the year ended and, accordingly, has not recognize a tax liability or a deferred tax asset or liability as at February 28, 2022 and 2021.

F-8

8. RELATED PARTY TRANSACTIONS

In March 2017 Dr. Xianguo Li was issued 3,507,000 shares of common stock resulting in 50.1% ownership and control of our outstanding shares in exchange for a 10% stake in Star Power Canada. Dr. Li also became a director of the Company. Subsequently, in October 2017 Dr. Li was issued 82,800,000 shares of common stock in exchange for acquiring the remaining 90% stake in Star Power Canada. As a result, Star Power Canada became a wholly owned subsidiary of the Company. During the year ended February 28, 2019, Dr. Li agreed to cancel his shares in exchange for the cancellation of the previous deal that acquired Star Power Canada. As a result, the Company recorded a loss on divesture in the amount of $258,465 and reclassified the shares issued to Dr. Li as shares to be cancelled. The shares issued to Dr. Li were formally cancelled in April 2020.

On April 23, 2020, the Company entered into a share exchange agreement (the “Bioem Agreement”), where the Company acquired all the issued and outstanding shares of Bioem Overseas Development Limited, a Hong Kong-domiciled Company in exchange for 86,300,000 shares of the Company at a par value of $0.001. Included in the Bioem Agreement were shares distributed to directors and officers in an aggregate amount of 56,945,646.

During the year ended February 28, 2022, the CEO of the Company advanced $9,350 (February 28, 2021 - $20,470) as working capital advances for the Company’s operating expenses.

There were no salaries and wages or consulting fees accrued or payable during the years ended February 28, 2022 and 2021 as all officers and directors have waived any required payments or accruals until the Company has suitable funding and operations.

9. SHARE CAPITAL

	Number	Par Value

Balance at February 29, 2020	102,082,103	$15,693

Balance at February 28, 2021	102,082,103	$15,603

Balance at February 28, 2022	102,082,103	$15,603

Authorized Stock

The Company is authorized to issue up to 360,000,000 shares of common stock with par value $0.001 0per share. The Company is also authorized to issue up to 10,000,000 shares of preferred stock with characteristics determined by the Company’s board of directors. As at February 28, 2022 and 2021, the Company has not issued any preferred stock.

Stock-based Compensation Plans

The Company does not currently have any stock-based compensation plans for executive officers or employees but expects to establish such plans in the future. Such plans will represent potential issuance of additional common or preferred stock and may be dilutive to existing shareholders.

Warrants

The Company does not currently have any outstanding warrants but may issue warrants in the future in the course of conducting its business. Such issuance of warrants may result in the issuance of additional common or preferred stock and may be dilutive to existing shareholder.

10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to February 28, 2022 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-9

PART III

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Amended and Restated Articles of Incorporation*
1A-2B	Certificate of Amendment*
1A-2C	Certificate of Change*
1A-2D	Certificate of Amendment*
1A-2E	Bylaws*
1A-4	Sample Subscription Agreement*
1A-6A	Share Exchange Agreement*
1A-6B	China-ASEAN (Qinzhou) Cloud Computing and Big Data Center (Phase I) Project Investment Framework Agreement*
1A-6C	Land Lease Agreement**
1A-6D	Industrial Hemp International Industrial Park and Industrial Cannabis Planting Base Projects in Yuanjiang County Investment cooperation agreement**
1A-6E	License***
1A-12	Legal Opinion Letter*
1A-13	Investor Deck and Landing Page

* Incorporated by reference to Offering Statement on Form 1-A filed January 26, 2021

** Incorporated by reference to Offering Statement on Form 1-A/A filed April 21, 2021

*** Incorporated by reference to Offering Statement on Form 1-A/A filed April 29, 2021

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Ontario, Canada on May 10, 2022.

QUARK TECHNOLOGY GLOBAL INC.

By:	/s/ Edward Chan
EDWARD CHAN
Chief Executive Officer, Chairman and Director
(Principal Executive Officer)

By:	/s/ Ankit Gosain
Ankit Gosain
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward Chan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 10, 2022
EDWARD CHAN
/s/ Jieliang Chen	President and Director	May 10, 2022
Jieliang Chen

Date
/s/ Ankit Gosain	Chief Executive Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2022
Ankit Gosain
/s/ James L. Sintros	Director	May 10, 2022
James L. Sintros
/s/ Phillip Wong	Director	May 10, 2022
PHILLIP WONG

/s/ Dickson Ng	Chief Technology Officer and Director	May 10, 2022
DICKSON NG

53